Exhibit 2.1

EXECUTION COPY

ASSET PURCHASE AGREEMENT

by and between

INTEL CORPORATION,

and

REALNETWORKS, INC.,

Dated as of January 26, 2012

CONFIDENTIAL

i

CONFIDENTIAL

TABLE OF CONTENTS (continued)

CONFIDENTIAL

TABLE OF CONTENTS (continued)

CONFIDENTIAL

TABLE OF ANNEXES

Annex A	Definitions

TABLE OF EXHIBITS

Exhibit A	Purchased Patents

Exhibit B	License Agreement

Exhibit C	Assignment and Assumption Agreement

Exhibit D	Bill of Sale

Exhibit E	Patent Assignment

Exhibit F	Patent Portfolio Acquisition Template

Exhibit G	Additional Patents Assignment

TABLE OF SCHEDULES

Schedule 1.1(b)(i)	Codec Software

Schedule 1.1(b)(ii)	Codec Documents

Schedule 1.1(b)(iii)	Codec Personal Property

Schedule 1.1(b)(iv)	Codec Intellectual Property and Codec Intellectual Property Rights

Schedule 1.1(b)(vi)	Other Codec Documents

Schedule 1.3	Excluded Assets

Schedule 1.9	Contractor Agreements

Schedule 2.8	Key Consultant

Schedule 4.1	Interim Covenants

Schedule 4.2	Exceptions to Negative Covenants

Schedule 5.3(a)	Codec Employees

Schedule 5.3(b)	Independent Contractors/Other Employees

Schedule 6.1(g)	Purchased Patents Deemed Withdrawn or Abandoned

Schedule 7.2(a)(v)	Closing Corrective Actions

Schedule A	Knowledge Employees

Article II	Seller Disclosure Schedules

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT, dated as of January 26, 2012 (this “Agreement”), is entered into by and between Intel Corporation, a Delaware corporation domiciled in California (“Purchaser”), and RealNetworks, Inc., a Washington corporation (“Seller”). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings set forth in Annex A to this Agreement.

RECITALS

A. Seller owns certain patents and patent applications and is developing, but has not commercialized, certain Next Generation Video codec assets.

B. Purchaser and/or one or more of its designees desire to purchase, and Seller desires to sell and assign to Purchaser and its designees, such patents and patent applications and Seller’s Next Generation Video codec assets, on the terms and subject to the conditions set forth herein.

C. Purchaser desires to employ certain employees of Seller, including the key employees designated by the Parties in writing on the date hereof (the “Key Employees”) and in connection therewith Seller has proposed in writing to the Key Employees prior to the date hereof certain employment arrangements between the Key Employees and Purchaser or its designee (the “Employment Agreements”) and non-competition agreements between such employees and Purchaser and/or its designee, in substantially the form provided by Purchaser to Seller (the “Non-Competition Agreements”), in each case, to become effective upon the Closing.

D. As a condition and material inducement to the willingness of Purchaser and Seller to enter into this Agreement, Purchaser and Seller will enter into certain ancillary agreements simultaneously with the Closing of the Transactions contemplated hereby.

E. In consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE TRANSACTION

Section 1.1 Purchased Assets. Upon the terms and subject to the conditions contained in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser or its designees, and Purchaser and such designees shall acquire from Seller, free and clear of all Encumbrances, except for Permitted Encumbrances, all of Seller’s right, title and interest in, to and under (but in each case excluding any tangible embodiment of assets transmitted at the Closing via the Remote Telecommunication Protocol) the following assets (collectively, the “Purchased Assets”):

(a) the patents and patent applications listed in Exhibit A hereto and all foreign equivalents and family members thereof (the “Purchased Patents”) and all Related Rights (collectively, the “Patent Assets”);

(b) the following assets of Seller and its Subsidiaries (the “Codec Assets”):

(i) the Next Generation Video codec Software and tools used for the development of the Software listed in Schedule 1.1(b)(i) (the “Codec Software”);

(ii) the Next Generation Video codec documents listed in Schedule 1.1(b)(ii) (the “Codec Documents”);

(iii) all other Personal Property listed in Schedule 1.1(b)(iii) (the “Codec Personal Property”);

(iv) the Codec Intellectual Property and Codec Intellectual Property Rights, including, without limitation, the Intellectual Property Rights listed in Schedule 1.1(b)(iv);

(v) the Immigration Rights;

(vi) all copies of all documents, files, records, papers, Databases and information systems (whether in paper or electronic form) containing test results or other information related to the Codec Assets or the Assumed Immigration Rights Liabilities listed in Schedule 1.1(b)(vi); and

(vii) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind to the extent related to the Codec Assets (including with respect to any breach by any Codec Employee or independent contractor (including the Key Consultant) under any nondisclosure or confidentiality covenant or any breach of a consulting agreement) in favor of Seller or any of its Subsidiaries against any other Person, including the right to enforce all Codec Intellectual Property Rights and the right to sue (and seek and retain damages) for infringement, misappropriation or other violation (including past infringement, misappropriation or other violation) of such Intellectual Property Rights.

Section 1.2 Remotely Transferred Asset. To the extent any of the Purchased Assets consists of storage media on which a tangible embodiment of an asset (a “Remotely Transferred Asset”) transferred via the Remote Telecommunication Protocol resided prior to Closing, then following the execution of such Remote Telecommunication Protocol and following the Closing such Remotely Transferred Asset shall be removed and deleted (in a manner designed to ensure it cannot be recovered, reconstructed or otherwise accessed) from such storage media, if any, prior to the transfer of such storage media to Purchaser or its designees.

Section 1.3 Excluded Assets. The Purchased Assets shall not include, and Seller shall retain, all of its assets, properties and rights not included in the Purchased Assets, including those that are listed on Schedule 1.3, and including all Contracts to which Seller or one of its Subsidiaries is a party, and all Trademarks, Domain Names, rights with respect to Trademarks and Domain Names and all registrations thereof and applications arising from the Codec Assets, and all rights that accrue to Seller under this Agreement (collectively, the “Excluded Assets”).

Section 1.4 Assumed Immigration Rights Liabilities. Upon the terms and subject to the conditions set forth herein, from and after the Closing, Purchaser shall or shall cause its applicable Subsidiary to assume, satisfy and discharge when due the Assumed Immigration

Rights Liabilities. Notwithstanding any provision in this Agreement or any of the other Transaction Documents to the contrary, Purchaser shall not assume or be deemed to have assumed any Liabilities of Seller or its Subsidiaries (or any predecessor owner of all or part of Seller’s or its Subsidiaries’ business or assets), including those Liabilities that would become Liabilities of Purchaser as a matter of Law in connection with this Agreement, the other Transaction Documents and the Transactions, other than the Assumed Immigration Rights Liabilities. As used herein, “Assumed Immigration Rights Liabilities” means the liabilities and obligations of Seller relating to the Immigration Rights.

Section 1.5 Excluded Liabilities. Seller shall retain any and all Liabilities of Seller and its Subsidiaries other than the Assumed Immigration Rights Liabilities (the “Excluded Liabilities”), including:

(a) any Liabilities of Seller or any of its Subsidiaries arising out of or related to the Excluded Assets;

(b) any indebtedness or accounts payable of Seller or any of its Subsidiaries;

(c) any Taxes of, or required to be paid by, Seller or any of its Subsidiaries for any taxable period, whether pursuant to Law, Contract or other arrangement, as a result of any transferee or successor liability, or otherwise, including Taxes related to the Purchased Assets for any taxable period or portion thereof ending on or prior to the Closing Date as allocated pursuant to Section 1.7(d), except for the Indemnified Transfer Taxes payable by Purchaser under Section 1.7(b);

(d) any Liabilities of Seller resulting from or arising out of the ownership, distribution, development, use or operation (as applicable) by Seller or its Subsidiaries of the Purchased Assets existing prior to the Closing;

(e) any Employee Liabilities, including any Liabilities of Seller or any of its Subsidiaries related to severance, relocation or termination of employees of Seller or any of its Subsidiaries in connection with the Transactions, whether such employees are hired by Purchaser or otherwise, and any Liabilities of Seller or any of its Subsidiaries for any management or employee incentives payable upon a sale of any of the Purchased Assets pursuant to agreement or arrangement with Seller or any of its Subsidiaries; and

(f) any Liabilities of Seller or any Subsidiaries incurred in connection with any restructuring of Seller or any Subsidiaries or any of their respective business operations in connection with the Transactions or otherwise.

Section 1.6 Consideration. As consideration for the Purchased Assets, Purchaser shall (i) pay to Seller a cash payment in immediately available funds by wire transfer to a bank account designated by Seller in an amount (the “Purchase Price”) equal to: One Hundred Twenty Million Dollars ($120,000,000) at the Closing and (ii) assume the Assumed Immigration Rights Liabilities.

Section 1.7 Tax Matters.

(a) Allocation. The parties hereto intend that the purchase of the Purchased Assets shall be treated as a taxable transaction for federal and state income tax purposes. Within sixty (60) days following the Closing Date, Purchaser shall prepare an allocation of the Purchase Price (plus the Assumed Immigration Rights Liabilities to the extent treated as “amount realized” for U.S. federal income tax purposes) among the Purchased Assets in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and for applicable Indemnified Transfer Tax purposes which shall be submitted to Seller for review and approval, which approval shall not be unreasonably withheld, conditioned or delayed (such amount as finally determined pursuant to this Section 1.7(a), the “Allocation”). If Seller agrees in writing with the Allocation or fails to object in writing to the Allocation within ten (10) days following receipt thereof from Purchaser, the Allocation shall be conclusive and binding upon Purchaser and Seller for all Tax purposes, and the parties agree that all Tax Returns (including Internal Revenue Service (“IRS”) Form 8594) and other Tax filings shall be prepared in a manner consistent with (and the parties shall not otherwise take a position on a Tax Return or other Tax filing that is inconsistent with) the Allocation unless required by the IRS or any other applicable Taxing Authority. If the parties are unable to agree on the Allocation after good faith consultation, the matters in dispute shall be referred for resolution to a mutually agreeable, nationally recognized accounting firm that is not then providing Tax advice to Purchaser or Seller or their respective Affiliates (the “Accountant”), which expense shall be borne equally by the parties. The Accountant shall resolve any disputed matters as promptly as practicable, and the Accountant’s decision with respect to any such matter shall be conclusive and binding on Purchaser and Seller and their respective Affiliates for applicable Tax purposes. If the Accountant is unable to resolve any such matter prior to the due date (including extensions, which will be sought as necessary) for filing any Tax Return reflecting any such matter, then such Tax Return (including Form 8594) shall be timely filed and shall be amended as necessary to reflect the Accountant’s decision.

(b) Transfer Taxes. Purchaser shall be responsible for and shall pay any Transfer Taxes incurred by Seller or Purchaser solely as a result of the sale of the Purchased Assets to Purchaser pursuant to this Agreement (the “Indemnified Transfer Taxes”) (it being understood that Purchaser shall not be responsible for any Transfer Taxes arising from transfers between Seller and its Subsidiaries or among Seller’s Subsidiaries). Seller shall cooperate, to the extent reasonably requested and permitted by Applicable Law, in minimizing the amount of, and obtaining any applicable exemptions with respect to, any such Indemnified Transfer Taxes. Seller and its Affiliates shall not (i) file a Tax Return with respect to Indemnified Transfer Taxes without the advance written consent of Purchaser, not to be unreasonably withheld, conditioned or delayed, or (ii) without limiting Purchaser’s obligation under this Section 1.7(b), report the sale of the Purchased Assets hereunder as a taxable transaction for purposes of the “business and occupation” (or similar) Tax in the State of Washington or any city or other political subdivision thereof (absent the requirement of any audit or other proceeding that ultimately results in a contrary conclusion). To the extent Seller is required to file any Tax Return with respect to Indemnified Transfer Taxes, such Tax Return shall be prepared in a manner consistent with the Allocation (subject to the consultation and dispute resolution procedures set forth in Section 1.7(a)), and Seller shall provide Purchaser a draft of such Tax Return no later than ten (10) days prior to the earlier of the filing or due date thereof. Seller shall incorporate any changes to such Tax Returns that Purchaser reasonably requests prior to the filing thereof. To the extent a Taxing Authority provides notice to Seller of an audit or other proceeding of Seller related to any such

Indemnified Transfer Taxes, Seller shall immediately notify Purchaser and Purchaser shall assume responsibility for such audit or other proceeding. Purchaser shall have authority to control, settle or defend, any proposed adjustment to such Indemnified Transfer Taxes, and Seller shall cooperate fully as reasonably requested by Purchaser in its defense or settlement of any proposed adjustment to the Indemnified Transfer Tax. In the event of a conflict between the provisions of this Section 1.7(b) and Section 8.3(b), this Section 1.7(b) shall control.

(c) Withholding. Purchaser shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration payable or otherwise deliverable pursuant to this Agreement to any Person such amounts Purchaser determines is required to be deducted or withheld therefrom under any provision of U.S. federal, state, local or non-U.S. tax Law or under any applicable legal requirement. To the extent such amounts are so deducted or withheld and remitted to the applicable Taxing Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(d) Property Taxes. Notwithstanding anything herein to the contrary, in the case of any personal property taxes or similar ad valorem taxes attributable to the Purchased Assets for which Taxes are reported on a Tax Return covering a period commencing before the Closing Date and ending thereafter (a “Straddle Period Tax”), any such Straddle Period Taxes shall be prorated between Purchaser and Seller on a per diem basis. The party required by law to pay any such Straddle Period Tax (the “Paying Party”) to the extent such payment exceeds the obligation of the Paying Party hereunder shall provide the other (the “Non-Paying Party”) with proof of payment, and within ten (10) days of receipt of such proof of payment, the Non-Paying Party shall reimburse the Paying Party for the Non-Paying Party’s share of such Straddle Period Taxes. The party required by law to file a Tax Return with respect to Straddle Period Taxes shall do so within the time period prescribed by Law.

Section 1.8 Further Actions.

(a) On the Closing Date (and thereafter to the extent necessary to convey the Purchased Assets to Purchaser), Purchaser and Seller shall consummate the Remote Telecommunication Protocol with respect to the Purchased Assets.

(b) Any software, source code, or digital property transferred to Purchaser upon Closing shall be digitally delivered by Seller and received by Purchaser in California. In no event shall any software, source code, or digital property, or any back-ups or replacement copies thereof, be transferred by Seller to Purchaser by tangible media.

Section 1.9 Option to Assume Contractor Agreements. At the Closing, at Purchaser’s option exercisable in its sole discretion, Seller shall assign, and Purchaser or its designees shall assume any or all of the Contracts listed in Schedule 1.9 (each, a “Contractor Agreement”). If Purchaser exercises its option to assume any Contractor Agreement, Purchaser shall or shall cause its applicable designee to assume, satisfy and discharge when due the executory liabilities and obligations of Seller related to the Codec Assets that are required to be performed after the Closing under such Contractor Agreement. At the Closing, Seller shall execute such release and termination of any non-competition or similar covenant with any contractor who is a party to such a Contractor Agreement (a “Contractor”), as reasonably requested by Purchaser, to the extent necessary to permit such Contractor to perform services for Purchaser from and after the Closing. Seller shall use commercially reasonable efforts to obtain from each Contractor an acknowledgement of the assignment and assumption under this Section 1.9 and the agreement of such Contractor that any non-competition or similar covenant between the Contractor and Seller will be for the benefit of Purchaser from and after the Closing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the corresponding sections or subsections of the disclosure schedule attached hereto (each section of which (i) qualifies the specifically identified Sections or subsections of this Article to which such disclosure schedule relates and (ii) shall be deemed to qualify any other provision of this Article to the extent that it is readily apparent from a reading of such disclosure that it also qualifies or applies to such other provision) (the “Seller Disclosure Schedule”), Seller hereby, upon the execution of this Agreement represents and warrants to Purchaser as follows:

Section 2.1 Organization and Qualification. Seller is a corporation duly organized, and validly existing under the Applicable Laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate the Purchased Assets, except where the failure to have such power and authority would not have a Material Adverse Effect. Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing (to the extent such concept or a comparable status is recognized), in each jurisdiction where the character of the Purchased Assets makes such qualification or licensing necessary, except where the failure to have such power and authority would not have a Material Adverse Effect. A complete and correct list of all Subsidiaries of Seller that owned any of the Purchased Assets prior to the time of the Closing (the “Selling Subsidiaries”), including their respective jurisdictions of incorporation or formation, is set forth in Section 2.1 of the Seller Disclosure Schedule.

Section 2.2 Authority. Seller has all necessary corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or, at the Closing, will become a party and to perform its obligations under this Agreement and each such other Transaction Document, and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which Seller is or, at the Closing, will become a party, and the consummation of the Transactions, have been duly and validly authorized by the board of directors of Seller. No other corporate proceedings on the part of Seller are necessary to authorize this Agreement and each other Transaction Document, or to consummate the Transactions. This Agreement and each other Transaction Document to which Seller is or, at the Closing, will become a party have been or, at the Closing, will be, as the case may be, duly and validly executed and delivered by Seller, assuming the due authorization, execution and delivery of the other parties hereto and thereto, constitute or, with respect to any Transaction Document to be executed at the Closing, will constitute; the valid, legal and binding obligations of Seller, enforceable against each of them in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

Section 2.3 No Conflict; Required Consents and Approvals.

(a) The execution, delivery and performance by Seller of this Agreement and each of the Transaction Documents to which Seller is or will be a party, and the consummation of the Transactions, do not and will not: (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of Seller; (ii) conflict with or violate any Applicable Law; (iii) (A) result in any breach of, (B) constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, (C) require any consent of or notice to any Person pursuant to, (D) result in the creation of an Encumbrance on any of the Purchased Assets pursuant to, or (E) otherwise adversely affect the Purchased Assets under, in each case (A) through (E), any Material Contract or any material Contract of Seller or any of its Subsidiaries if such breach or default could delay or prevent the Transactions or result in any material liability to Purchaser.

(b) The execution, delivery and performance by Seller of this Agreement and each of the Transaction Documents to which Seller is or will be a party, and the consummation of the Transactions by Seller do not, and the performance of this Agreement by Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity for such performance or in order to prevent the termination of any right, privilege, license or qualification of Seller, except for (i) any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and under any applicable foreign antitrust, competition, trade regulation or merger control Law (together with the HSR Act, the “Antitrust Laws”) and (ii) those consents, approvals, authorizations, permits, filings or notifications listed in Section 2.3(b)(ii) of the Seller Disclosure Schedule.

Section 2.4 Compliance with Applicable Law; Permits.

(a) Seller and its Subsidiaries are, and have been, in compliance with all Applicable Laws relating to the ownership, distribution, development, use or operation (as applicable) by Seller or its Subsidiaries of any of the Purchased Assets in all material respects. Neither Seller, nor any of its Subsidiaries has received any notice, Order, complaint or other communication that Seller or any of its Subsidiaries has any material Liability relating to the Purchased Assets under any such Applicable Law which has not been fully discharged or extinguished or that Seller or any of its Subsidiaries is not, or has not been, in compliance with any such Applicable Law relating to the Purchased Assets. Neither Seller, nor any of its Subsidiaries, has received any written notice of, and, to the Knowledge of Seller, there has not occurred, is not pending and is not threatened, any investigation or review by any Governmental Entity with respect to Seller or any of its Subsidiaries regarding a violation of any Applicable Law by Seller or any of its Subsidiaries relating to the ownership, distribution, development, use or operation (as applicable) by Seller or its Subsidiaries of any of the Purchased Assets.

(b) Seller has all Permits necessary for Seller to lawfully own, distribute, develop, use and operate (as applicable) the Purchased Assets in the manner in which the Seller and its Subsidiaries own, distribute, develop, use and operate (as applicable) the Purchased Assets.

Section 2.5 Condition of Assets. As of the Closing Date, no restrictions will exist or be imposed (as a result of Seller’s actions or conditions existing at or prior to the Closing) on Purchaser’s right to sell, resell, or license any of the Purchased Assets or will be imposed on Purchaser as a result of the Transactions, except as provided in the License Agreement. All of the Purchased Assets are transferable and assignable (and, upon Closing, shall be assigned and transferred) to Purchaser without restriction and without payment of any kind to any third party, except as provided in the License Agreement. All of the Purchased Assets owned by any of the Subsidiaries prior to Closing have been fully and validly transferred to the Seller and all such Purchased Assets are transferable and assignable by Seller free and clear of any Encumbrance of any Subsidiary.

Section 2.6 Litigation. Neither Seller nor any of its Subsidiaries has received any written notice of, and there is not pending and, to the Knowledge of Seller, is not threatened, any Action against Seller or any of its Subsidiaries relating to any of the Purchased Assets, and, to the Knowledge of Seller (provided that for this sentence only, Knowledge is limited to the actual knowledge of Seller without a duty to investigate) there is no reasonable basis for any such Action. No Action, whether settled or unsettled, has occurred, is pending or, to the Knowledge of Seller, threatened, seeking to prevent, hinder, modify, delay or challenge the Transactions.

Section 2.7 Employee Benefits.

(a) Generally. Section 2.7(a) of the Seller Disclosure Schedule sets forth, as of the date hereof, a complete and correct list of each Employee Plan in which the Codec Employees participate (each, a “Codec Employee Plan”). Each Codec Employee Plan is maintained, contributed to or sponsored only by Seller or its Subsidiaries, and is subject only to the laws of the United States or a political subdivision thereof.

(b) Multiemployer, Title IV and Other Funded Plans. Neither Seller nor any ERISA Affiliate maintains, sponsors or contributes to, or has ever maintained, sponsored or contributed to, a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA, a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which Seller or any of its ERISA Affiliates could incur Liability under Section 4063 or 4064 of ERISA, a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), a plan that is subject to Title IV of ERISA or Section 412 of the Code or a “funded welfare plan” within the meaning of Section 419 of the Code, with respect to which Purchaser could have any Liability.

(c) Retiree Welfare and Change of Control Plans. No Codec Employee Plan provides for or promises, or has ever provided for or promised, retiree medical, disability or life insurance benefits to any Codec Employee, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state Law. Neither the execution of this Agreement and the other Transaction Documents nor the consummation of the Transactions (either together with or upon the occurrence of any additional or subsequent events) will constitute an event under any Codec Employee Plan that will or may reasonably be expected to result in any payment (including severance or termination pay), any acceleration, vesting, increase, funding (including the segregation of assets to fund), or provision of benefits thereunder, in each case, to any Codec Employee, whether or not any such payment or benefit would be an “excess parachute payment” (within the meaning of Section 280G of the Code).

Section 2.8 Labor and Employment Matters

(a) List of Employees, Consultants and Service Providers. Section 2.8(a) of the Seller Disclosure Schedule lists as of the date hereof (i) each employee of Seller who primarily provides services relating to the Codec Assets, including the Key Employees (each such employee, a “Codec Employee”) and each Codec Employee’s name, work location, employing entity, title or position, length of continuous service, base salary or wage rate, and participation in incentive or bonus arrangements; (ii) each individual currently performing services for Seller primarily relating to the Codec Assets who is classified as an independent contractor or otherwise classified as a non-employee, including the individual identified as the Key Consultant on Schedule 2.8 hereto (the “Key Consultant”), together with the Contract pursuant to which Seller or a Subsidiary thereof secures the services of such individual (each such Contract, a “Consulting Agreement”), provided that, to the extent applicable privacy or data protection Laws would prohibit the disclosure of certain personally identifiable information without the individual’s consent, Seller may omit such information from Section 2.8(a) of the Seller Disclosure Schedule. Seller has provided to Purchaser true and correct copies of the Consulting Agreements. As of the date hereof, no Codec Employee is on a leave of absence or has given notice of his or her intention to go on leave of absence. As of the date hereof, no such Codec Employee nor the Key Consultant has terminated or has advised Seller of his or her intention to terminate such individual’s relationship or status as an employee of or consultant to Seller any of its Subsidiaries for any reason, including because of the consummation of the Transactions, and neither Seller nor any of its Subsidiaries have any plans or intentions as of the date hereof to terminate the employment or services of any such Codec Employee or the Key Consultant. All Codec Employees and, to the Knowledge of Seller (provided that for this sentence only, Knowledge is limited to the actual knowledge of Seller without a duty to investigate), the Key Consultant are lawfully entitled to work for Seller or the applicable Subsidiaries without restriction or any visa, permit, export license or consent being required.

(b) At-Will Employment. All Codec Employees are employed by Seller on an at-will basis, which means that their employment can be terminated at any time, with or without notice, for any reason or no reason at all. Section 2.8(b) of the Seller Disclosure Schedule lists each Contract between Seller and any Codec Employee that is not terminable upon notice by Seller or such Subsidiary, without cost or other Liability, except for wages earned prior to the time of termination. Seller has not made or agreed to make any payment or agreed to provide any benefit to any Codec Employee or to any dependent of any Codec Employee, in connection with the actual or proposed termination or suspension of employment of such Codec Employee.

(c) Compliance with Laws. Seller is and has, since January 26, 2009, been in compliance in all material respects with all Applicable Laws regarding labor and employment with respect to the Codec Employees, including those related to employment practices, terms and conditions of employment, wages and hours, leaves of absence, collective bargaining, equal opportunity, occupational health and safety, workers’ compensation, worker classification, data protection, immigration, individual and collective consultation, notice of termination and redundancy and the payment of social security and other Taxes, in each case. The Seller does not have any material Liability under any Applicable Laws related to employment and attributable to an event occurring or a state of facts existing prior to the date hereof in each case, with respect to any of the Codec Employees, including any Liability which has been incurred by Seller or any of its Subsidiaries but remains to be discharged, for breach of an employment Contract or breach of any statutory employment right under Applicable Law.

(d) Claims, Disputes. There are no material claims, disputes, grievances, controversies, or other Actions pending or, to the Knowledge of Seller, threatened between Seller and any of the Codec Employees. As of the date hereof, no Action has occurred, is pending or, to the Knowledge of Seller, threatened or contemplated against Seller, including under any worker’s compensation policy or long-term disability policy (or comparable policies in the case of non-U.S. Persons), related to any of the Codec Employees. Neither Seller nor any of its Subsidiaries have received any demand letters, civil rights charges, suits, drafts of suits, complaints or other communications related to claims related to any of the Codec Employees, whether before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Safety and Health Administration, the Workers Compensation Appeals Board, or any comparable body outside the U.S., or any other Governmental Entity.

(e) Certain Loans. There are no outstanding loans or advances from Seller to any of the Codec Employees.

(f) Unions. Neither Seller nor any of its Subsidiaries is or has at any time been a party to any collective bargaining agreement, works council agreement, or similar labor union or collective agreement relating to any of the Codec Employees, none of whom are represented by any labor organization with respect to their services to Seller or its Subsidiaries, and there are no activities or proceedings of any labor union or any employee or group of employees of Seller or any of its Subsidiaries to organize any of the Codec Employees. No labor strike, industrial dispute, trade dispute or other dispute, slow down or stoppage has occurred, is pending or, to the Knowledge of Seller, threatened or contemplated against Seller or any of its Subsidiaries by the Codec Employees or otherwise relating to the Purchased Assets.

(g) WARN Act. Seller has not taken any action since January 26, 2011, that would constitute a plant closing or mass layoff within the meaning of, or otherwise trigger notice, compensation, or other obligations under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Applicable Law regarding redundancies, reductions in force, mass layoffs and plant closings (collectively, the “WARN Act”).

(h) No Covenants Not to Compete. There are no covenants not to compete for the benefit of Seller or any of its Subsidiaries related to any of the Codec Assets, other than any covenant not to compete of any of the Codec Employees set forth in any Contract listed in Section 2.8(b) of the Seller Disclosure Schedule.

Section 2.9 Codec Assets.

(a) Title. Seller is the sole legal, equitable and beneficial owner of all right, title and interest in the Codec Assets. Neither Seller nor any Subsidiary has received any written notice or written claim challenging Seller’s ownership or any Selling Subsidiary’s previous ownership of the Codec Assets. To the Knowledge of Seller, no licenses or consents from, or payments to, any other Person are or will be necessary for the Purchaser to use or continue to develop any of the Codec Assets in the manner in which Seller and its Subsidiaries have been developing such Codec Assets prior to the Closing.

(b) Encumbrances. Except for the Encumbrances disclosed in Section 2.9(b) of the Seller Disclosure Schedule, the Codec Assets are free and clear of all Encumbrances.

(c) Registered Seller Intellectual Property. Section 2.9(c) of the Seller Disclosure Schedule sets forth a complete and correct list of all Registered Seller Intellectual Property Rights included in the Codec Intellectual Property Rights, in each case listing, as applicable, (1) the name of the applicant/registrant and current owner, (2) the jurisdiction where the application/registration is located, (3) the application or registration number, (4) the filing date and issuance/registration/grant date, and (5) the prosecution status, if applicable.

(d) Employee/Consultant Documentation. Each current or former employee, officer, director, consultant and contractor of Seller or any of its Subsidiaries who is or has been involved in the development (alone or with others) of any Codec Assets has executed and delivered to Seller the relevant agreements that assign to Seller or such Subsidiary all of the Codec Assets, including the Codec Intellectual Property and the Codec Intellectual Property Rights. All such current and former employees, officers, consultants and contractors of Seller and its Subsidiaries who have been involved in the development (alone or with others) of any Codec Assets or who have had access to any Trade Secrets included in the Codec Intellectual Property have signed agreements in which they agree not to use or disclose any Trade Secrets included in the Codec Intellectual Property, except as explicitly authorized by Seller or such Subsidiary. There has been no disclosure by Seller or its Subsidiaries (or any other their respective employees, officers, directors, consultants, or contractors) of any such Trade Secrets included in the Codec Intellectual Property Rights that could compromise the status, protectibility or confidentiality of such Trade Secrets included in the Codec Intellectual Property Rights. In each case in which Seller or any of its Subsidiaries has acquired ownership (or claimed or purported to acquire ownership) of any Codec Assets from any Person (including any employee, officer, director, consultant and contractor of Seller or any Subsidiary), Seller or its applicable Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer any ownership of and all rights with respect to such Codec Assets to Seller or such Subsidiary. All such assignments that are or may be required to be filed or recorded in order to be valid or effective against bona fide purchasers without notice of such assignment have been duly executed and filed or recorded with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and any applicable Governmental Entity elsewhere.

(e) Rights of Certain Third Parties. To the Knowledge of Seller, there are no third party Intellectual Property Rights included or embodied in the Codec Software, provided that for this sentence only, Knowledge is limited to the actual knowledge of Seller without a duty to investigate and Intellectual Property Rights excludes Patents. Neither Seller nor any of its Subsidiaries owes any compensation or remuneration (other than the compensation for employment or services as set forth in Contracts) to a current or former employee, officer, director, consultant or contractor of Seller or its Subsidiaries for any Codec Assets, including with respect to any Copyright included in the Codec Intellectual Property that is a work of any current or former employee, officer, director, consultant or contractor of Seller or its Subsidiaries. There is no Copyright, or other Codec Intellectual Property Rights included in the Codec Assets that is owned, exclusively licensed, or otherwise held by a current or former employee, officer, director, consultant or contractor of Seller or its Subsidiaries.

(f) Codec Intellectual Property Rights. All of the Codec Intellectual Property Rights are subsisting and, to the Knowledge of Seller, valid and enforceable. Neither the Codec Software nor any Copyright included in the Codec Intellectual Property has been abandoned or passed into the public domain when reasonable actions by the Seller could have prevented the Seller’s loss of Seller’s rights. To the Knowledge of Seller, there are no facts, circumstances, or information that would or reasonably could be expected to (1) render any of the Codec Intellectual Property Rights invalid or unenforceable, or (2) adversely affect, limit, restrict, impair, or impede the ability of Purchaser to practice the Codec Intellectual Property upon the Closing in the same manner as currently used and practiced by Seller and its Subsidiaries. Neither Seller nor any of its Subsidiaries has received any written notice or written claim suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto or that any such Codec Intellectual Property Right is invalid or unenforceable. None of the Patents or Patent Rights retained by Seller after the Closing read on, relate to, or are otherwise infringed by the development or use of the Codec Assets (excluding the Codec Personal Property) in the manner in which Seller and its Subsidiaries have been developing such Codec Assets prior to the Closing and as reasonably anticipated in order to commercialize the Codec Assets.

(g) Copyrights. Neither Seller nor any of its Subsidiaries has taken any action or failed to take any action (including a failure to disclose required information to the U.S. Copyright Office, or any corresponding office, department, organization, agency or other Governmental Entity elsewhere), or used or enforced (or failed to use or enforce) any Copyrights included in the Codec Intellectual Property in a manner that would result in (or reasonably be expected to result in) the invalidity or unenforceability of any Copyright included in the Codec Intellectual Property or that would result in such Copyright included in the Codec Intellectual Property passing into the public domain.

(h) Trade Secrets. Seller and its Subsidiaries have taken reasonable steps, in accordance with Applicable Law, to protect their rights in the Trade Secrets included in the Codec Intellectual Property. Neither Seller nor any of its Subsidiaries has authorized the disclosure of any Trade Secret included in the Codec Intellectual Property, other than pursuant to a valid and enforceable confidentiality agreement with respect thereto. To the Knowledge of Seller, no Trade Secret included in the Codec Intellectual Property has been disclosed other than pursuant to a valid and enforceable confidentiality agreement with respect thereto. To the Knowledge of Seller, there has been no misappropriation or unauthorized disclosure of any Trade Secret included in the Codec Intellectual Property, or breach of any obligations of confidentiality by a third Person with respect to any other Codec Intellectual Property.

(i) Intellectual Property Agreements. Except as set forth in Section 2.9(i) of the Seller Disclosure Schedule, Seller and its Subsidiaries are not party to any Inbound License Agreements or Outbound License Agreements with respect to the Codec Intellectual Property or Codec Intellectual Property Rights.

(j) No Orders. No Codec Asset is subject to any outstanding Order restricting the use or other practice or exploitation thereof by Seller or any of its Subsidiaries or restricting the sale, transfer, assignment or licensing thereof by Seller or any of its Subsidiaries.

(k) No Infringement by Third Parties. Neither Seller nor any of its Subsidiaries has instituted, asserted or threatened any Action against any third party with respect to infringement, misappropriation, dilution, use or disclosure without authorization, or other violation of any Codec Intellectual Property Rights, nor has Seller or any of its Subsidiaries issued any written communication inviting any third party to take a license, authorization, covenant not to sue or the like with respect to any Codec Intellectual Property Rights.

(l) Software. The Codec Software was (i) developed solely by employees of Seller and its Subsidiaries acting within the scope of their employment who assigned any Codec Intellectual Property and Codec Intellectual Property Rights that they may have in or to such Codec Software to Seller or the applicable Subsidiary pursuant to valid and enforceable written agreements, or (ii) developed by independent contractors who assigned any Codec Intellectual Property and Codec Intellectual Property Rights that they may have in or to the Codec Software to Seller or the applicable Subsidiary pursuant to valid and enforceable written agreements. No Codec Software contains any programming code, documentation or other Intellectual Property that is owned (or claimed to be owned) by any third party.

(m) Open Source and Related Matters. Section 2.9(m) of the Seller Disclosure Schedule contains a complete and accurate list, as of the date hereof, of all Open Source Technology that is included in the Codec Software. No Codec Software is or has become subject to any Open Source Technology license.

(n) Source Code Documentation. Seller and its Subsidiaries have taken reasonable steps to document the source code for the Codec Software.

(o) Standards-Setting Organizations, SIGs, Consortia. Neither Seller nor any of its Subsidiaries is bound by, or has agreed to be bound by, any Contract, bylaws, policy, or rule of any SIG that requires or purports to require Seller or its Subsidiaries (or, following the Closing Date, Purchaser or any of its Affiliates) to contribute, disclose or license any Codec Intellectual Property Rights to such SIG or its other members.

(p) Contaminants. To the Knowledge of Seller, the Codec Software does not contain any disabling codes or instructions, spyware, Trojan horses, worms, trap doors, backdoors, Easter eggs, logic bombs, time bombs, cancelbots, viruses and other software or programming routines that permit or cause (or are suspected or known to permit or cause) unauthorized access to, disruption, modification, recordation, misuse, transmission, impairment, disablement, or destruction of, Software, data, systems or other materials, or that consume resources or alter the operation of any computer, information technology and data processing systems, facilities and services (“Contaminants”).

(q) Government Contracts. None of the Codec Assets is subject to a Government Contract.

Section 2.10 Patent Assets.

(a) Patents. Exhibit A sets forth, for each Purchased Patent, (1) the name of the applicant/registrant and current owner, (2) the jurisdiction where the application/registration is located, (3) the application or registration number, and (4) the filing date and issuance/registration/grant date. Seller or one of its Subsidiaries is listed in the records of the appropriate Governmental Entity as the sole owner of each Purchased Patent.

(b) Title. Seller is the sole legal, equitable and beneficial owner of all right, title and interest in the Purchased Patents and Related Rights, to the extent such Related Rights are in existence or capable of being perfected through further action. Seller has received no written notice or written claim (i) challenging Seller’s sole ownership of the Patent Assets or (ii) claiming legal, equitable or beneficial ownership with respect to the Patent Assets. Seller has the sole, unrestricted right to sue for past, present and future infringement of the Purchased Patents and recover damages, costs and other remedies with respect thereto. The Patent Assets are free and clear of all Encumbrances other than Permitted Encumbrances.

(c) Employee/Consultant Documentation. Each current or former employee, officer, director, consultant and contractor of Seller or any of its Subsidiaries who is or has been involved in the development (alone or with others) of any Patent Assets has executed and delivered to Seller the relevant agreements that assign to Seller or such Subsidiary the Patent Assets. In each case in which Seller or any of its Subsidiaries has acquired ownership (or claimed or purported to acquire ownership) of any Patent Assets from any Person (including any employee, officer, director, consultant and contractor of Seller or any Subsidiary), Seller or its applicable Subsidiary has obtained an assignment sufficient to transfer ownership of and all rights with respect to such Patent Asset to Seller or such Subsidiary. All such assignments that are or may be required to be filed or recorded in order to be valid or effective against bona fide purchasers without notice of such assignment have been duly executed and filed or recorded with the U.S. Patent and Trademark Office and any applicable Governmental Entity elsewhere.

(d) Rights of Certain Third Parties. Neither Seller nor any of its Subsidiaries owes any compensation or remuneration (other than the general compensation for employment or services) to a current or former employee, officer, director, consultant or contractor for any Patent Assets, including with respect to any Purchased Patent that is based on an invention of any current or former employee, officer, director, consultant or contractor of Seller or its Subsidiaries. There is no Patent Asset that is owned, exclusively licensed, or otherwise held by a current or former employee, officer, director, consultant or contractor of Seller or its Subsidiaries.

(e) Validity and Enforceability. None of the Purchased Patents has ever been found invalid, unenforceable or misused for any reason in any administrative, arbitral, judicial or other proceeding before a Governmental Entity. Seller has not received any written notice from any Person claiming that the Purchased Patents may be invalid, unenforceable or misused or that a claim to such effect may be brought by any Person. To the Knowledge of Seller (provided that for this sentence only, the Knowledge of Seller is limited to the actual knowledge of Seller, without a duty to investigate, other than to make due inquiry of all the attorneys currently employed by or currently representing Seller who have been involved in the prosecution or substantive analysis of any of the Patent Assets), (i) the issued patents included in the Purchased

Patents are valid and enforceable, and (ii) there are no facts or circumstances that may cause any such patent or any patent that issues from any patent application included in the Purchased Patents to be unenforceable or invalid.

(f) No Contracts. There are no Contracts with any person or entity to acquire any of the Patent Assets, other than this Agreement.

(g) Restrictions on Rights. Except for the (i) rights to be granted by Purchaser as of the Closing Date as set forth in the License Agreement and (ii) Permitted Encumbrances, Purchaser shall not become subject to any covenant not to sue, release or similar limitation on its enforcement of the Patent Asset as a result of any action taken or not taken by Seller or, to the Knowledge of Seller, any prior owner of any Purchased Patents.

(h) Conduct. Seller and its representatives and, to the Knowledge of Seller, any prior owner of any Purchased Patents have not engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Purchased Patents or hinder their enforcement, including misrepresenting Seller’s patent rights to a standard-setting organization or failing to disclose material prior art in connection with the prosecution of any Purchased Patent.

(i) Patent Office Proceedings. None of the Purchased Patents has been or is currently involved in any reexamination, reissue, or interference proceeding, or any similar proceeding, and no such proceedings are pending or, to the Knowledge of Seller, threatened.

(j) Fees. All maintenance fees and annuities due or payable on the Purchased Patents have been timely paid or will be timely paid through the Closing Date.

(k) Consents. Seller has obtained all third party and government Consents, approvals and other authorizations required to assign the Patent Assets as set forth in this Agreement.

(l) Intellectual Property Agreements. Except (i) as set forth on Section 2.10(l) of the Seller Disclosure Schedule and (ii) for Permitted Encumbrances, the Seller and its Subsidiaries are not party to any Inbound License Agreements or Outbound License Agreements with respect to the Patent Assets. None of the Outbound License Agreements or other rights listed Section 2.10(l) of the Seller Disclosure Schedule is exclusive. Except (i) as set forth on Section 2.10(l) of the Seller Disclosure Schedule and (ii) for Permitted Encumbrances, none of the Outbound License Agreements is transferable or includes the right to grant sublicenses. Section 2.10(1) of the Seller Disclosure Schedule and the respective Outbound License Agreements provided to Purchaser are accurate and complete in all respects. If Section 2.10(o) of the Seller Disclosure Schedule lists any obligations to a standard-setting organization, then those obligations are accurately listed in Section 2.10(o) of the Seller Disclosure Schedule, and, with respect to licensing, solely require the grant of non-exclusive, non-sublicensable, non-transferable licenses on reasonable and non-discriminatory terms.

(m) No Orders. No Patent Asset is subject to any outstanding Order restricting the use or other practice or exploitation thereof by Seller or any of its Subsidiaries or restricting the sale, transfer, assignment or licensing thereof by Seller or any of its Subsidiaries.

(n) No Infringement by Third Parties. Neither Seller nor any of its Subsidiaries has instituted, asserted or threatened any Action against any third party with respect to infringement, misappropriation, dilution, use or disclosure without authorization, or other violation of any Patent Asset, nor has Seller or any of its Subsidiaries issued any written communication inviting any third party to take a license, authorization, covenant not to sue or the like with respect to any Patent Asset (other than in connection with licenses granted by Seller or its Subsidiaries in the ordinary course of business consistent with past practice and not related to any infringement or other violation by the licensee or potential licensee) except where such infringement was the result of the unlicensed use of technology owned by Seller or Seller’s Subsidiaries).

(o) Standards-Setting Organizations, SIGs, Consortia. Except as set forth in Section 2.10(o) of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries is bound by, or has agreed to be bound by, any Contract, bylaws, policy, or rule of any SIG that requires or purports to require Seller or its Subsidiaries (or, following the Closing Date, Purchaser or any of its Affiliates) to contribute, disclose or license any Patent Asset to such SIG or its other members.

(p) Government Contracts. None of the Patent Assets is subject to a Government Contract. No inventor of any Purchased Patent based on inventions developed or reduced to practice by Seller at any time during the conception of or reduction to practice of any invention disclosed in any Purchased Patent was operating under a grant from any Governmental Entity; performing research sponsored or funded by any Governmental Entity; or subject to any invention assignment or other agreement that could materially and adversely affect Seller’s sole ownership of all right, title and interest in the Purchased Patents. To the Knowledge of Seller, no inventor of any Patent based on inventions developed or reduced to practice by third parties but later acquired by Seller at any time during the conception of or reduction to practice of any invention disclosed in any Patent was operating under a grant from any Governmental Entity; performing research sponsored or funded by any Governmental Entity; or subject to any invention assignment or other agreement that could materially and adversely affect Seller’s sole ownership of all right, title and interest in the Purchased Patents. No inventor of any Patent based on inventions developed or reduced to practice by third parties, but later acquired by Seller, any time after the acquisition of the Patent by Seller, was operating under a grant from any Governmental Entity; performing research sponsored or funded by any Governmental Entity; or subject to any invention assignment or other agreement that could materially and adversely affect Seller’s sole ownership of all right, title and interest in the Purchased Patents.

(q) Terminal Disclaimer. No Purchased Patents are subject to a terminal disclaimer under 37 C.F.R. § 1.321 in the Purchased Patents.

Section 2.11 Taxes. Seller and each of its Subsidiaries has timely paid (and, with respect to Taxes not yet due and payable, will timely pay) all Taxes, including with respect to the ownership, distribution, development, use or operation (as applicable) by Seller and its Subsidiaries of the Purchased Assets, the nonpayment of which would result in an Encumbrance (other than a Permitted Encumbrance) on any Purchased Assets, or could result in Purchaser becoming liable or responsible therefor. There is no outstanding or threatened action, claim or other examination or proceeding relating to Taxes, and to the Knowledge of Seller there is no reasonable basis for the assertion of any claims for Taxes, with respect to the ownership, distribution, development, use or operation (as applicable) by Seller or any of its Subsidiaries of the Purchased Assets which, if adversely determined, would result in an Encumbrance (other than a Permitted Encumbrance) on any Purchased Asset or could result in the Purchaser becoming liable or responsible therefor. Neither Seller nor any of its Subsidiaries has received any notice or inquiry from any jurisdiction where Seller or any of its Subsidiaries do not file Tax Returns with respect to the ownership, distribution, development, use or operation (as applicable) by Seller or any of its Subsidiaries of the Purchased Assets to the effect that such filings may be required or that the ownership, distribution, development, use or operation (as applicable) by Seller or any of its Subsidiaries of the Purchased Assets may otherwise be subject to taxation by such jurisdiction.

Section 2.12 Contracts.

(a) Section 2.12(a) of the Seller Disclosure Schedule sets forth a list of all Contracts of the following nature to which Seller is a party or, to the Knowledge of Seller, by which Seller, or any of its properties or assets, is otherwise bound (each, a “Material Contract” and collectively, the “Material Contracts”):

(i) Any Contract relating to any Encumbrance (other than Permitted Encumbrances) on any of the Purchased Assets;

(ii) any employment, consulting or professional services Contract with any Employee or Key Consultant, excluding any Codec Employee Plans set forth in Section 2.7(a) of the Seller Disclosure Schedule;

(iii) any Contract forming or to form a joint venture or partnership to develop any of the Purchased Assets or to jointly develop with a third Person any of the Purchased Assets;

(iv) any merger, asset or share purchase Contract relating to the acquisition of the Purchased Assets outside the ordinary course of business;

(v) any Contract set forth or required to be set forth in Section 2.9(i), Part 1 of Section 2.10(l) or Section 2.10(o) of the Seller Disclosure Schedule;

(vi) any Contract relating to settlement of any administrative or judicial proceedings relating to the Purchased Assets since the date two (2) years prior to the date hereof; and

(vii) any Contractor Agreements, the assignment of which to Purchaser under Section 1.9 hereof would require the consent of any Person.

(b) Seller has made available to Purchaser complete and correct copies of each of the Contractor Agreements and Material Contracts, including all modifications, amendments and supplements thereto. Each of the Contractor Agreements and Material Contracts constitutes the valid and legally binding obligation of Seller and, to the Knowledge of Seller, each other party thereto, enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity), and is in full force and effect. There is no material breach or default under any Contractor Agreement or Material Contract by Seller or, to the Knowledge of Seller, by any other party thereto, no event has occurred that with the giving of notice, the lapse of time, or both would constitute a material breach or default thereunder by Seller or, to the Knowledge of Seller, any other party, and Seller has not received any claim of any such breach or default.

(c) No party to any Contractor Agreement or Material Contract has given notice to Seller, or made a claim against Seller in respect of any breach or default thereunder.

Section 2.13 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Seller or any of its Subsidiaries.

Section 2.14 Legal Status of Codec Employees And Key Consultant. To the Knowledge of Seller, none of the Codec Employees or Key Consultant is or has been (or have been notified that they may be) identified on any of the following documents: (i) the Office of Foreign Assets Control of the U.S. Department of the Treasury list of “Specially Designated Nationals and Blocked Persons;” (ii) the Bureau of Industry and Security of the U.S. Department of Commerce “Denied Persons List,” “Entity List” or “Unverified List;” (iii) the Office of Defense Trade Controls of the U.S. Department of State “List of Debarred Parties;” or (iv) the United Nations Security Council Counter-Terrorism Committee “Consolidated List.”

Section 2.15 No Other Agreements. Except for the Transaction Documents and Permitted Encumbrances, none of Seller, any of its Subsidiaries, or any Representatives of Seller or any of its Subsidiaries has entered into any other agreement or arrangement with respect to the sale or other disposition of the Purchased Assets.

Section 2.16 Insurance. As of the date hereof, Seller maintain insurance policies with respect to the Purchased Assets (the “Insurance Policies”) against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. No claim currently is pending under any such policy with respect to the Purchased Assets, and all prior claims with respect to the Purchased Assets under the Insurance Policies have been filed in a timely fashion.

Section 2.17 Export Control Laws. Seller and each of its Subsidiaries have conducted all export transactions relating to the Purchased Assets or the Codec Assets in accordance with all Applicable Laws. Without limiting the foregoing, as relates to the Purchased Assets: (a) Seller and each of its Subsidiaries have obtained all export licenses and other approvals required for its exports of software and technologies from the U.S. and all other jurisdictions where such licenses or approvals are required by Applicable Law, including with respect to the release of technology and software to foreign nationals in the U.S. and abroad; (b) Seller and each of its Subsidiaries are in compliance with the terms of such applicable export licenses or other approvals; (c) there are no pending or threatened claims against Seller or any of its Subsidiaries with respect to such export licenses or other approvals; (d) there are no actions, conditions or circumstances pertaining to Seller’s or any of its Subsidiaries’ export transactions that would reasonably be expected to give rise to any future Actions against Seller or any of its Subsidiaries; and (e) Seller and each of its Subsidiaries are in compliance in all respects with (i) all U.S. import and export Laws (including those Laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599) and (ii) all comparable Applicable Laws outside the U.S.

Section 2.18 Representations Complete. None of the representations or warranties of Seller in this Agreement or any statement made in any Schedule or certificate furnished by Seller as of the Closing pursuant to this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

Section 2.19 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Agreement or in any other Transaction Document, none of Seller or any of its Affiliates or any of their respective officers, directors, employees, agents or representatives makes any representations or warranties, and Seller hereby disclaims any other representations and warranties, whether made by Seller or any of its Affiliates, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Transaction Document and the Transactions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 3.1 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the Applicable Laws of the State of Delaware.

Section 3.2 Authority. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or, at the Closing, will become a party, to perform its obligations under this Agreement and each such other Transaction Document and to consummate the Transactions. The execution and delivery of this Agreement and each other Transaction Document to which Purchaser is or, at the Closing, will become a party and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement and each other Transaction Document to which Purchaser is or, at the Closing, will become a party or to consummate the Transactions. This Agreement and each such other Transaction Document to which Purchaser is or, at the Closing, will become a party have been or, at the Closing, will be, as the case may be, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, constitute or, with respect to any Transaction Document to be executed at the Closing, will constitute valid, legal and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to creditors’ rights generally or to general principles of equity.

Section 3.3 No Conflict; Required Consents and Approvals.

(a) The execution, delivery and performance by Purchaser of this Agreement and each of the Transaction Documents to which it is or will be a party, and the consummation of the Transactions, do not and will not: (i) conflict with or violate the certificate of incorporation or bylaws of Purchaser; (ii) conflict with or violate any Applicable Law; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under or require any consent of any Person pursuant to, any Contract or permit of Purchaser, except, in the case of the foregoing clauses (i), (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a material adverse effect on Purchaser’s ability to consummate the Transactions.

(b) The execution, delivery and performance by Purchaser of this Agreement and each of the Transaction Documents to which it is or will be a party and the consummation of the Transactions by Purchaser do not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity for such performance, except for any filings required to be made under the HSR Act and other applicable Antitrust Laws.

Section 3.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Purchaser.

ARTICLE IV

COVENANTS PENDING CLOSING

Section 4.1 Interim Covenants. During the period from the date hereof and continuing until the earlier of the termination of this Agreement in accordance with the terms hereof and the Closing, except as required or contemplated by this Agreement or as set forth on Schedule 4.1, Seller shall use commercially reasonable efforts to:

(a) develop and maintain the Codec Assets in the ordinary course of business consistent with past practice and in compliance with all Applicable Laws;

(b) (i) except as required under this Agreement or otherwise requested by Purchaser, keep available the services of the Codec Employees and Key Consultant, (ii) maintain its existence in good standing under Applicable Law, (iii) prosecute and maintain all registrations and applications to register the Seller Intellectual Property Rights, including paying any related fees when due; and (iv) extend or renew any Contractor Agreement which by its terms would otherwise terminate prior to the Closing on substantially the same terms and conditions (including the term thereof) as those of such Contractor Agreement;

(c) perform in all material respects their respective obligations under each Contractor Agreement and each Material Contract; and

(d) pay any accrued bonuses and other employee compensation payable by Seller to the Codec Employees and Key Consultant after the date hereof and before the Closing, in each case, in the ordinary course of business consistent with past practice.

Section 4.2 Restrictions on Seller. Without limiting the generality or effect of the provisions of Section 4.1 (Interim Covenants), during the period from the date hereof and continuing until the earlier of the termination of this Agreement and the Closing, Seller shall not, directly or indirectly, do, propose to any third party to do (other than proposals to Purchaser for the purpose of seeking consent), cause or, by its action or inaction, permit any of the following (except to the extent required by this Agreement, as set forth in Schedule 4.2 or as consented to in writing by Purchaser):

(a) (i) transfer, lease, sell, pledge, dispose of or subject to any Encumbrance (other than Permitted Encumbrances) any of the Patent Assets or Codec Assets or (ii) sell, lease, license or dispose of any other Purchased Assets, enter into any Inbound License Agreement or Outbound License Agreement, other than Outbound License Agreements of the Patent Assets constituting Permitted Encumbrances, join any SIG, or subject any Software to any Open Source Technology license;

(b) (i) increase the compensation and benefits payable or to become payable (including bonus grants and retention payments) to any of the Codec Employees or the Key Consultant, (ii) enter into, amend or terminate any employment, severance, retention, change in control, consulting or termination Contract with, any of the Codec Employees or the Key Consultant, or (iii) terminate the employment or services, change the title, office or position, materially reduce the responsibilities of, or take any other action that would constitute “good reason” or “constructive dismissal” under any employment agreement or Consulting Agreement, of any of the Codec Employees or Key Consultant;

(c) except as required in Section 4.1(b)(iv), enter into, amend in any respect material to the Purchased Assets, waive or terminate, in each case, any Contractor Agreement or Material Contract or any Contract that would, if entered into prior to the date hereof, be a Material Contract or waive, release or consent to the termination of any claims or rights of material value which would constitute Purchased Assets, in each case, other than entering into, waiving or terminating licenses of the Patent Assets constituting Permitted Encumbrances (other than the Encumbrances identified in Part One of Section 2.10(l) of the Seller Disclosure Schedule);

(d) (i) grant or provide or agree to grant or provide to any third Person any assignment, license, covenant, release, immunity or other right with respect to any Purchased Asset, or (ii) enter into any Contract or other obligation that will cause or require (or purport to cause or require) (A) Seller or Purchaser or any of their Affiliates to grant or purport to grant to any third party any license, covenant not to sue, immunity or other right with respect to or under any of the Seller Intellectual Property Rights that constitute the Purchased Assets, or (B) Purchaser, after the Closing, to be obligated to pay any royalties or other amounts, or offer any discounts, to any third party with respect to the Purchased Assets;

(e) terminate, cancel, amend or modify any insurance coverage policy maintained by Seller for the Purchased Assets that is not promptly replaced by a comparable amount of insurance coverage or fail to pay any insurance premiums due thereunder;

(f) terminate, waive or cancel any right or registration of a right, of substantial value with respect to the Purchased Assets, including taking any action that would reasonably be expected to result in any loss, lapse, abandonment, invalidity or unenforceability of any Intellectual Property Right included in the Purchased Assets;

(g) commence or settle any Action with respect to the Purchased Assets other than (i) in such cases where it in good faith determines that failure to commence or settle any Action would result in the material impairment of the Purchased Assets (provided that it consults with Purchaser prior to the commencement or settlement of such an Action), or (ii) any disputes between Seller and Purchaser in connection with this Agreement;

(h) announce an intention, enter into any formal or informal Contract or otherwise make a commitment to take any of the actions described in clauses (a) through (g) in this Section, or knowingly and willfully take any action which would reasonably be expected to make any of Seller’s representations or warranties contained in this Agreement untrue or incorrect (such that the condition set forth in Section 6.1(a)(ii) (Conditions to Obligations of Purchaser) would not be satisfied) or prevent Seller from performing or cause Seller not to perform one or more covenants required hereunder to be performed by Seller (such that the condition set forth in Section 6.1(a)(i) (Conditions to Obligations of Purchaser) would not be satisfied).

Section 4.3 Reasonable Efforts.

(a) Each of the parties to this Agreement agrees to use reasonable best efforts, and to cooperate with each other party hereto, to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, including, subject to any applicable limitations set forth in this Section and other provisions of this Agreement, causing the satisfaction of the respective conditions set forth in ARTICLE VI (Conditions to Closing) and executing and delivering such other instruments and doing and performing such other acts and things as may be necessary or reasonably desirable for effecting the consummation of the Transactions. Without prejudice to the foregoing, as promptly as practicable after the date of this Agreement, if required by any Applicable Law, each of the parties hereto (i) shall file any required or recommended filings with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) in accordance with the HSR Act, and (ii) shall file an antitrust notification in any other jurisdiction if required by any other applicable Antitrust Law. Each of the parties hereto shall furnish promptly to the FTC, the Antitrust Division and any other requesting Governmental Entity any additional information reasonably requested by any of them pursuant to the HSR Act or any other Antitrust Laws in connection with such filings. Each party will notify the other promptly upon the receipt of any comments from any officials of any Governmental Entity in connection with any filings made pursuant to this subsection. To the extent permitted by Applicable Law, and subject to all applicable privileges (including the attorney-client privilege), each of the parties hereto shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other Antitrust Law. Each of the parties hereto shall cooperate reasonably with each other in connection with the making of all such filings or responses.

(b) Notwithstanding anything in this Agreement to the contrary (including the other provisions of this Section), if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that: (i) Purchaser shall not have any obligation to litigate or contest any administrative or judicial action or any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent brought by or before an administrative tribunal, court or other similar tribunal or body; (ii) Purchaser shall be under no obligation to make proposals, execute or carry out agreements or submit to orders providing for a Divestiture; and (iii) Seller may not conduct or agree to conduct a Divestiture without the prior written consent of Purchaser. “Divestiture” shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Purchaser or any of its Affiliates or the Purchased Assets, (2) the imposition of any limitation or restriction on the ability of Purchaser or any of its Affiliates to freely conduct their businesses or own and operate the Purchased Assets, or (3) any other action that would reasonably be expected to have a Material Adverse Effect.

(c) Each of Purchaser and Seller shall pay one half (1/2) of any applicable filing fee under the HSR Act and any other filing made pursuant to any other applicable Antitrust Law.

Section 4.4 Intentionally omitted.

Section 4.5 Access to Information.

(a) During the period commencing on the date hereof and continuing until the earlier of the termination of this Agreement and the Closing, promptly following receipt of a request by Purchaser therefor; Seller shall, at Purchaser’s expense, use commercially reasonable efforts to afford Purchaser and its Representatives access during normal business hours to (i) all of Seller’s and its Subsidiaries’ books, records (including Tax records to the extent reasonably necessary), Contracts, and documents to the extent relating to the Purchased Assets, (ii) all of the Key Employees, Codec Employees, Key Consultant and other personnel of Seller with knowledge pertaining to the Purchased Assets or as reasonably requested by the Purchaser, and (iii) such other employees of Seller regarding any changes or developments in the Codec Assets, in each case as Purchaser may reasonably request; provided, however, that the foregoing shall not require Seller to provide any such access or disclose any information to the extent the provision of such access or such disclosure would contravene Applicable Law, or would result in a breach of a Contract between the Seller and another party existing on December 1, 2011 (provided that Seller notifies Purchaser in writing that it is withholding such information and such notification describes generally the information withheld and the reason therefor), or if Seller and Purchaser are adverse parties in any legal proceeding before a court of competent jurisdiction and such information or assistance is reasonably pertinent thereto.

(b) No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereto to consummate the Transactions.

(c) Each of the parties will hold, and will cause its Representatives to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the Transactions pursuant to the terms of the CNDA and Section 5.1 (Confidentiality).

Section 4.6 Seller Disclosure Schedule. Seller shall supplement the information set forth on the Seller Disclosure Schedule with respect to any matter now existing or hereafter arising that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedule on the date of this Agreement or that is necessary to correct any information in the Seller Disclosure Schedule which has been rendered inaccurate thereby promptly following discovery thereof. Any such disclosure shall not be deemed to constitute an exception to the representations and warranties of Seller under ARTICLE II (Representations and Warranties of Seller), nor limit the rights of Purchaser under this Agreement for any breach by Seller of such representations and warranties or have any effect for purposes of determining the satisfaction of the conditions set forth in Section 6.1 (Conditions to Obligations of Purchaser). The breach or failure to perform the obligations under this Section 4.6 shall be disregarded for purposes of (a) Section 6.1(a) so long as Seller provides any material supplemental information required under this Section 4.6 to Purchaser in writing on or prior to the Closing Date and (b) Article VIII, provided, however, that such breach of or failure to perform this Section 4.6 shall be taken into account for purposes of Article VIII solely to the extent that Purchaser incurs Losses indemnifiable pursuant to Article VIII that it would not have incurred if such breach of or failure to perform this Section 4.6 had not occurred.

Section 4.7 Notification. Subject to Section 4.6 (Seller Disclosure Schedule), Seller shall promptly notify Purchaser of (a) any material and adverse change, occurrence or event with respect to the Purchased Assets not in the ordinary course of business or consistent with past practice, of which Seller becomes actually aware; (b) any notice or other communication from any Governmental Entity in connection with the Transactions; (c) any notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (d) any Action commenced or, to the Knowledge of Seller threatened against, relating to or involving or otherwise affecting the Purchased Assets or that relates to the consummation of the Transactions; or (e) any breach of any representation, warranty or covenant in this Agreement, or any change, occurrence or event which, in each case, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to closing set forth in Section 6.1(a) or (d) (Conditions to Obligations of Purchaser) not to be satisfied. Purchaser shall promptly notify Seller of (w) any notice or other communication from any Governmental Entity in connection with the Transactions; (x) any notice from any Person alleging that the consent of such Person is or may be required in connection with the Transactions; (y) any Action against Purchaser commenced or, to the knowledge of Purchaser threatened against the sale of the Purchased Assets pursuant to this

Agreement; or (z) any breach of any representation, warranty or covenant in this Agreement, or of any change, occurrence or event which, in each case, individually or in the aggregate with any other changes, occurrences and events, would reasonably be expected to cause any of the conditions to closing set forth in Section 6.2(a) (Conditions to Obligations of Seller) not to be satisfied. Notwithstanding the foregoing, no information provided pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties hereunder) or constitute an acknowledgment or admission of a breach of this Agreement.

Section 4.8 Actions with Respect to Patents.

(a) Until the Closing, Seller shall continue to prosecute, maintain and defend the Purchased Patents at its sole expense. From and after the Closing, Purchaser shall have all right to control the prosecution of all patent applications included in the Patent Assets and all patent applications filed on inventions and discoveries included in the Related Rights.

(b) Seller shall pay all maintenance fees, annuities and the like that become due or that are payable on the Purchased Patents before the Closing Date.

ARTICLE V

ADDITIONAL COVENANTS

Section 5.1 Confidentiality.

(a) The parties understand and agree that this Agreement is subject to the terms and conditions of the CNDA. In the event that either party receives a request to disclose all or any part of any confidential information constituting or relating to the Purchased Assets or relating to this Agreement or the Transactions under the terms of a subpoena, Order, civil investigative demand or similar process issued by a court of competent jurisdiction or by another Governmental Entity, the party agrees to (i) immediately notify the other party of the existence, terms and circumstances surrounding such request to the extent related to the Purchased Assets, this Agreement or the Transactions; (ii) if reasonably practicable, consult with the other party on the advisability of taking legally available steps to resist or narrow such request to the extent related to the Purchased Assets, this Agreement or the Transactions; and (iii) if disclosure of such information constituting or relating to the Purchased Assets or relating to this Agreement or the Transactions is required, furnish only that portion of such confidential information constituting or relating to the Purchased Assets or relating to this Agreement or the Transactions that, in the opinion of counsel to the party receiving the request, it is legally compelled to disclose and advise the other party as far in advance of such disclosure as reasonably possible so that the other party may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information constituting Purchased Assets. In any event, the party receiving the request shall not oppose actions by the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such confidential information.

(b) Notwithstanding anything to the contrary herein or in any other Transaction Document, following the Closing (i) all Trade Secrets included in the Purchased Assets shall constitute confidential information of Purchaser (and not of Seller), irrespective of whether such Trade Secrets were identified or otherwise designated as “confidential,” and Seller shall be deemed the “receiving party” and Purchaser the “disclosing party” with respect thereto; (ii) Purchaser shall have no obligations whatsoever under the CNDA with respect to the Trade Secrets included in the Purchased Assets; and (iii) with respect to the Trade Secrets included in the Purchased Assets, Seller’s obligations pursuant to the CNDA shall apply until such Trade Secrets become publicly known other than through negligence or any other wrongful act or omission of Seller or any of its Affiliates.

(c) Notwithstanding anything to the contrary herein or in any other Transaction Document (or the CNDA), in no event shall Purchaser or its Affiliates be subject to any restriction with respect to any use or disclosure of any Intellectual Property included in the Purchased Assets, after the Closing. Upon any termination of the CNDA, the obligations of Seller set forth in this Section 5.1 shall expire consistent with the time period established in the CNDA.

Section 5.2 Public Announcements. Except as otherwise set forth in this Section 5.2, neither Seller nor Purchaser shall issue any press release or otherwise make any public statements with respect to Transactions without the prior written consent of the other party. Notwithstanding anything to the contrary herein or in any other Transaction Document (or the CNDA), if and to the extent that either Seller or Purchaser determines, with the advice of counsel, that it is required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, any stock exchange on which Purchaser or Seller lists securities, to publicly disclose this Agreement, any of the Transaction Documents or any of the Transactions, it may make such disclosures, provided that it shall, to the extent reasonably practicable, a reasonable time before making any public disclosure, consult with the other party regarding such disclosure and seek confidential treatment for such information to be so disclosed; provided, however, that the parties acknowledge that Seller may file this Agreement and the License Agreement with the Securities and Exchange Commission in accordance with Applicable Law and shall seek confidential treatment with respect to such matters as reasonably requested by either party and reasonably acceptable to the other party.

Section 5.3 Employees and Contractors.

(a) Seller shall use reasonable good faith efforts to assist Purchaser with its efforts to enter into compensation profiles and/or offers with each Codec Employee set forth on Schedule 5.3(a), as soon as reasonably practicable after the date hereof and in any event prior to the Closing Date, which compensation profiles and/or offers shall become effective upon the Closing. Notwithstanding any of the foregoing, neither Purchaser nor any of its Affiliates shall have any obligation to make an offer of employment to any Codec Employee or other employee of Seller or any of its Subsidiaries. Codec Employees who accept compensation profiles and/or offers of employment from Purchaser or any of its Subsidiaries, including the Key Employees (each, a “Transferred Employee”) shall be entitled to the benefits from Purchaser described in their respective Employment Agreements, compensation profiles and/or offers. Notwithstanding anything in this Agreement to the contrary, no Transferred Employee, and no other employee of Seller or any of its Subsidiaries shall be deemed to be a third party beneficiary of this Agreement.

(b) Seller shall use reasonable good faith efforts to assist Purchaser with its efforts to enter into offers (if employment is offered) or an independent contractor agreement (if an engagement is offered) in a form reasonably deemed appropriate by Purchaser with each Key Consultant or individual employed by Seller set forth on Schedule 5.3(b) as soon as reasonably practicable after the date hereof and in any event prior to the Closing Date, which employment offers or independent contractor agreement, as the case may be, shall become effective upon the Closing, an individual who accepts employment or engagement with the Purchaser, including the Key Consultant, shall be hereinafter referred to as a “Transferred Consultant”). Notwithstanding any of the foregoing, neither Purchaser nor any of its Affiliates shall have any obligation to make an offer of employment or an offer of engagement to the Key Consultant or other independent contractor of Seller or any of its Subsidiaries. Notwithstanding anything in this Agreement to the contrary, no Transferred Consultant, and no independent contractor of Seller or its Subsidiaries shall be deemed to be a third party beneficiary of this Agreement.

(c) As soon as practicable after the execution of this Agreement, Seller shall notify the Transferred Employees that all claims for expenses which qualify for coverage under the terms of the Employee Plans and which are incurred on or prior to the Closing Date must be submitted within the time limit provided by the Employee Plans and no later than five (5) days after the Closing Date.

(d) Seller shall give all notices and other information required to be given prior to Closing to the Transferred Employees and any applicable Governmental Entity under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other Applicable Laws in connection with the Transactions.

(e) Seller shall not, nor shall it permit any of its Subsidiaries to, other than through general solicitations, solicit for hire or engage any Transferred Employee or Transferred Consultant during the period from the Closing Date through the date that is twenty-four (24) months following the Closing Date without Purchaser’s prior written consent. Notwithstanding anything contained in the preceding sentence, Seller and its Subsidiaries shall be permitted to hire or engage a Transferred Employee or Transferred Consultant whose employment or engagement is terminated by Purchaser or any of its Subsidiaries.

(f) Purchaser and Seller agree to utilize the “alternate procedure” set forth in Internal Revenue Service Rev. Proc. 2004-53, 2004-2 C.B. 320, but only if Seller provides or causes to be provided to Purchaser, promptly (and in no event later than ten (10) days) following the Closing, such information described in Section 5 thereof that is to be provided by the “predecessor” as well as such other information as may reasonably be requested by Purchaser for the purpose of effectuating its compliance with the “alternate procedure,” and Seller otherwise complies with the obligations of the “predecessor” thereunder.

Section 5.4 Further Actions.

(a) At any time or from time to time at or after the Closing, at Purchaser’s request, at no cost to Purchaser and without further consideration, Seller shall (i) execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation as, and (ii) use commercially reasonable efforts to provide such materials and information and take such other actions as, in each case, Purchaser may reasonably request to the extent necessary or reasonably desirable in order to effectively transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Purchased Assets, free and clear of all Encumbrances existing prior to the Closing (or arising after the Closing as a result of any action or inaction of Seller prior to the Closing), other than Permitted Encumbrances, in accordance with the terms of this Agreement, and, to the fullest extent permitted by law or contract, to put Purchaser in actual possession and operating control of the tangible Purchased Assets, to assist Purchaser in exercising all rights with respect to the Purchased Assets, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Transaction Documents.

(b) To the extent that Purchaser cannot be granted physical possession of any Purchased Asset as of the Closing Date, such Purchased Asset shall be held by Seller for and on behalf of Purchaser until such time as Purchaser is able to take possession thereof.

(c) From and after the Closing, Purchaser shall have all right to control the prosecution of all patent applications included in the Purchased Patents and all patent applications filed on inventions and other subject matter included in the Related Rights. Seller shall cooperate with Purchaser and its successors and assigns in the prosecution of such patent applications, including by promptly (i) disclosing relevant facts and delivering instruments and other documents reasonably requested by Purchaser; (ii) providing technical consultations reasonably requested by Purchaser, including making commercially reasonable efforts to make the relevant Employee inventors available and accessible to Purchaser and Purchaser’s representatives; and (iii) instructing counsel and Employee inventors to cooperate with Purchaser and Purchaser’s representatives. All such assistance shall be provided by Seller without the payment of additional compensation, except that the Employee inventor(s) shall be paid and reimbursed a reasonable amount for time expended and reasonable travel and subsistence expenses incurred in performing such technical consultations requested by Purchaser, such expenses to be approved in advance by Purchaser. If Purchaser or its successors or assigns requests assistance under this Section 5.4(c) or otherwise under this Agreement, then Seller shall, and shall use reasonable efforts to cause its attorneys and representatives to, enter into a common interest agreement in the form reasonably acceptable to both Parties or their respective successors or assigns.

(d) From and after the Closing, at the request of Purchaser, Seller shall provide to Purchaser all notebooks, files, records, papers and information used by each Codec Employee that relate to the Codec Assets.

Section 5.5 Seller Intellectual Property.

(a) Unless specifically permitted in this Agreement or otherwise authorized by Purchaser, after the Closing, Seller agrees that, from and after the Closing Date, it shall not, and it shall cause its Subsidiaries and its and their respective Representatives not to, retain or use any copy of any of the Purchased Patents, Codec Software or Codec Documents. Without limitation of Section 5.4 (Further Actions), if Seller or any of its Subsidiaries (or any assignee or successor of Seller or any of its Subsidiaries) retains any right or interest in any Seller Intellectual Property Rights that cannot be, or for any reason is not, assigned to Purchaser at the Closing, Seller hereby grants, on behalf of itself and its Subsidiaries, successors and assigns (and agrees to so grant or cause to be so granted) to Purchaser, effective as of the Closing, a perpetual, irrevocable, royalty free and fully paid-up, transferable, sublicensable (through multiple levels), exclusive, worldwide right and license to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit, and exercise and practice all rights under, all or any portion of such Purchased Patents, Codec Software or Codec Documents.

(b) Seller, on behalf of itself and its Subsidiaries, effective as of the Closing, hereby grants to Purchaser a worldwide, nonexclusive, royalty-free, fully-paid, perpetual, fully transferable, irrevocable license with the right to sublicense any third party Intellectual Property Rights contained in, or used in connection with, the Codec Assets to make, use, sell, copy, offer for sale, import, export, create derivative works, improvements or modifications based upon or, distribute, display, perform, disclose and otherwise exploit any Purchaser or Purchaser Subsidiary product or service, in each case only to the extent Seller, or any Selling Subsidiary, has the right to grant such license(s) or sublicense(s) to Purchaser without payment of additional consideration to the owner or licensor of such Intellectual Property Rights. If additional consideration is required, Seller shall disclose such information to Purchaser and provide Purchaser (i) the option of obtaining such license or sublicense rights at Purchaser’s expense; and (ii) reasonable assistance associated with such matters.

(c) If Purchaser is unable to enforce the Patent Assets or the Codec Intellectual Property Rights against a third party as a result of any Applicable Law that prohibits enforcement of such rights by a transferee or licensee of such rights, Seller agrees to assign to Purchaser such rights as may be required by Purchaser to enforce the Patent Assets or the Codec Intellectual Property Rights, as applicable, in its own name. Seller shall, at Purchaser’s reasonable request and reasonable expense, fully cooperate in any litigation or other proceeding (including interference and opposition proceedings) relating to the Patents (including making witnesses available and providing evidence of invention dates and ownership).

(d) From and after the Closing, Seller shall cooperate with Purchaser as described in this Section 5.5(d) regarding all attorney-client privileges, attorney work product doctrine and any other professional privileges or rights held by Seller and not transferred to Purchaser that arose from the prosecution, defense or enforcement of the Purchased Patents before the Closing Date (“Protected Communications”). Seller shall not assert that the Protected Communications are not protected by the attorney-client privilege, attorney work product doctrine or other professional privileges unless and only to the extent that such privilege or immunity is withdrawn by Purchaser or is determined by a final judgment of a court of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, to be invalid. Seller shall cooperate with Purchaser, at Purchaser’s expense, to preserve and protect all privileges and immunities with respect to Protected Communications to the greatest extent available under Applicable Law. To the extent that Seller retains control of any privilege or immunity with respect to communications or work product relating to the prosecution, defense or enforcement of the Purchased Patents before the Closing Date, Seller shall not waive or withdraw such privilege or immunity or knowingly engage in any act or omission that would reasonably result in a waiver or withdrawal without the prior written consent of Purchaser. Should any effort be made by subpoena or otherwise to gain access to Protected Communications, whether by judicial action or by other means, Seller shall promptly notify Purchaser.

Section 5.6 Records and Documents. For a period of six (6) years after the Closing, Seller and Purchaser agree that each of them shall provide the other party, at such other party’s request and expense, with access to (or copies thereof) and the right to make copies of those records and documents that exist as of the Closing Date solely to the extent related to the Purchased Assets, the possession of which is retained by them, as reasonably requested by Seller or Purchaser in connection with, among other things, any Actions by or against, or Tax audits against or governmental investigations of Seller or Purchaser or any of their Affiliates or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby or for other legitimate business purposes with respect to the Purchased Assets; provided, however, that the foregoing shall not require Seller or Purchaser to provide any such access or disclose any information (i) to the extent the provision of such access or such disclosure would contravene Applicable Law, or would result in a breach of a confidentiality or nondisclosure agreement, or would reasonably be expected to result in the loss of an attorney-client privilege held by Seller or Purchaser, in each case provided that the party withholding any information notifies the other in writing generally describing the withheld information and the reasons therefor) or (ii) if Seller and Purchaser are adverse parties in any legal proceeding and such information or assistance is reasonably pertinent thereto. If during such period Seller elects to dispose of such records and documents, Seller shall give Purchaser sixty (60) days’ prior written notice, during which period Purchaser shall have the right to take such records and documents without further consideration. If during such period Purchaser elects to dispose of such records and documents, Purchaser shall give Seller sixty (60) days’ prior written notice, during which period Purchaser shall have the right to take such records and documents without further consideration.

Section 5.7 Codec Employees.

(a) If (i) both of the Key Employees shall have (x) terminated employment with Seller prior to Closing; (y) failed to enter into or be unable to commence employment under an Employment Agreement with Purchaser upon Closing (provided that such failure or such inability to commence employment is not a result of Purchaser’s withdrawal of its offer of employment or Purchaser’s termination of such employment), or (z) revoked, breached or challenged his or her Employment Agreement or Non-Competition Agreement with Purchaser following the execution thereof prior to or as of the Closing (each of clause (x), (y) and (z) a “Non-Transferring Event”, and any such Key Employee, a “Non-Transferring Key Employee”); or (ii) one Key Employee has had a Non-Transferring Event, and all of the Codec Employees (other than the Key Employees) and the Key Consultant (the “Codec Service Providers”) shall have had a Non-Transferring Event (each such Codec Service Provider a “Non-Transferring Codec Service Provider”); then at the option of Purchaser, each of the following shall occur: (A) Seller shall pay to Purchaser a cash payment in immediately available funds by wire transfer to a bank account designated by Purchaser in an amount equal to Five Million Dollars ($5,000,000) at the Closing; (B) Seller shall not deliver the Codec Assets to Purchaser pursuant to the terms of this Agreement, and for all purposes of this Agreement, the Purchased Assets shall not include the Codec Assets; and (C) the representations and warranties set forth in Article II relating solely to the Codec Assets (and any indemnification obligation of Seller for the breach of any such representations and warranties) and the covenants set forth in Articles IV and V shall be deemed of no further force or effect.

(b) If (i) the circumstances described in Section 5.7(a)(i) and (ii) have not occurred or if either or both of such circumstances have occurred, but Purchaser has not elected to proceed with clauses (A) through (C) of Section 5.7(a) and (ii) if as of the Closing (x) there shall have been a Non-Transferring Event with respect to one or both Key Employees or (y) less than two Codec Service Providers shall not have had a Non-Transferring Event, then Seller (A) shall pay to Purchaser at the Closing a cash payment in immediately available funds by wire transfer to a bank account designated by Purchaser in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) for each Non-Transferring Key Employee; (B) shall pay to Purchaser a cash payment in immediately available funds by wire transfer to a bank account designated by Purchaser in an amount equal to One Hundred Fifty Thousand Dollars ($150,000) at the Closing for each Non-Transferring Codec Service Provider; and (C) shall deliver the Codec Assets to Purchaser at Closing pursuant to the terms of this Agreement.

(c) Seller and Purchaser agree to treat all payments made pursuant to this Section 5.7 as an adjustment to the Purchase Price for all Tax purposes, including for purposes of the Allocation, unless otherwise required by Law.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1 Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:

(a) Representations, Warranties and Covenants of Seller. (i) Seller shall have performed and satisfied in all material respects its covenants and obligations hereunder that are required to be performed and satisfied by it on or prior to the Closing; (ii) each of the representations and warranties of Seller set forth in Section 2.1 (Organization and Qualification), Section 2.2 (Authority), Section 2.3(a)(i) and (ii) (No Conflict), and the first sentence of Section 2.10(b) (Title) shall have been true and correct in all respects as of the date of the Agreement (except for immaterial breaches of the first sentence of Section 2.10(b) (Title) as of the date of this Agreement, but which have been cured prior to the Closing) and at and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date); (iii) the representations and warranties in Section 2.10 (Patent Assets), other than the first sentence of Section 2.10(b), shall have been true and correct in all respects as of the date of the Agreement and at and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date), in each case in this clause (iii), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a reasonable likelihood of materially impacting the validity or enforceability of a Patent Asset or result in a material Encumbrance on any Patent Asset; and (iv) each of the other representations and warranties of Seller contained herein shall have been true and correct in all respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date), without regard to any qualification as to materiality included therein; in each case in this clause (iv), except where the failure of the representations and warranties to be true and correct would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b) HSR Act; Other Required Approvals. Any required waiting period (and any extension thereof) under the HSR Act or any other Antitrust Law applicable to the Transactions shall have expired or shall have been terminated. Any other approvals and clearances of Governmental Entities applicable to the Transactions (the “Required Approvals”) shall have been obtained and shall be in effect as of the Closing Date.

(c) No Violation. No Law promulgated by any Governmental Entity of competent jurisdiction shall have been enacted or shall exist that would prohibit the Transactions or the consummation of the Closing. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity of competent jurisdiction (i) preventing the consummation of the Transactions, or (ii) limiting or restricting Purchaser’s ownership, distribution, use or development of the Purchased Assets following the Closing, in either case, shall be in effect. There shall be no Action pending, nor, to the Knowledge of Seller shall there have been made any material and bona fide threat of any Action that could reasonably result in any of the outcomes in the foregoing clauses (i) and (ii).

(d) No Material Adverse Effect. Since the date hereof, no Material Adverse Effect shall have occurred and be continuing as of the Closing.

(e) Transaction Documents. Seller shall have delivered to Purchaser duly executed counterparts to this Agreement and all other Transaction Documents to which Seller is a party, to the extent not previously delivered on the date of this Agreement.

(f) Closing Deliveries. Seller shall have delivered to Purchaser the documents and other items required to be delivered by it pursuant to Section 7.2(a) (Deliveries at Closing), other than Section 7.2(a)(i), which Seller shall be delivering concurrently with the Closing.

(g) Patents. None of the Purchased Patents shall (i) have been deemed withdrawn or abandoned as of or prior to the Closing or (ii) except with respect to the Purchased Patents identified in Schedule 6.1(g), have expired as of or prior to the Closing.

Section 6.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction or waiver of each of the following conditions:

(a) Representations, Warranties and Covenants of Purchaser. (i) Purchaser shall have performed and satisfied in all material respects its covenants and obligations hereunder that are required to be performed and satisfied by it on or prior to the Closing; (ii) each of the representations and warranties of Purchaser set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Authority) and Section 3.3(a)(i) and (ii) (No Conflict) shall have been true and correct in all respects as of the date of the Agreement and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date); and (iii) each of the other representations and warranties of Purchaser contained herein shall have been true and correct in all material respects as of the date of this Agreement and at and as of the Closing with the same force and effect as if made as of the Closing (except that representations and warranties that are made as of a specified date shall be true and correct as of such specified date), without regard to any qualification as to materiality included therein.

(b) HSR Act; Other Required Approvals. Any required waiting period (and any extension thereof) under the HSR Act shall have expired or shall have been terminated and any required waiting period under any other Antitrust Law applicable to the Transactions shall have expired or shall have been terminated. Any other Required Approvals shall have been obtained and shall be in effect as of the Closing Date.

(c) No Violation. No Law promulgated by any Governmental Entity of competent jurisdiction shall have been enacted or shall exist that would prohibit the Transactions or the consummation of the Closing. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other restraint or prohibition of any Governmental Entity of competent jurisdiction preventing the consummation of the Transactions shall be in effect. Nor shall there be pending or overtly threatened any Action seeking any of the foregoing.

(d) Transaction Documents. Purchaser shall have delivered to Seller duly executed counterparts to this Agreement and all other Transaction Documents to which Purchaser is a party, to the extent not previously delivered on the date of this Agreement.

(e) Closing Deliveries. Purchaser shall have delivered the documents and other items required to be delivered by it pursuant to Section 7.2(b) (Deliveries at Closing), other than Section 7.2(b)(i), which Purchaser shall be delivering concurrently with the Closing.

ARTICLE VII

CLOSING

Section 7.1 Closing. The closing of the sale of the Purchased Assets to Purchaser and the other Transactions (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 1881 Page Mill Road, Palo Alto, California 94304, as soon as reasonably practicable, but in no event later than two (2) Business Days after satisfaction or, to the extent permitted by Applicable Law, waiver of all conditions to the obligations of the parties set forth in ARTICLE VI (Conditions to Closing) (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or on such other date as the parties may mutually agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”

Section 7.2 Deliveries at Closing.

(a) On the Closing Date (or prior to the Closing Date where indicated), Seller shall execute (where applicable) and deliver:

(i) to Purchaser or its designees, the Purchased Assets, in the manner and form specified in this Agreement or if not so specified, in the manner and form, and to the locations, reasonably requested by Purchaser and approved by Seller, such approval not to be unreasonably withheld;

(ii) to Purchaser, a certificate executed by a duly authorized officer of Seller, dated as of the Closing Date, certifying that each of the conditions set forth in Section 6.1(a) and (d) (Conditions to Obligations of Purchaser) have been satisfied or waived in all respects;

(iii) to Purchaser, a certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of Seller, (A) attesting to the incumbency of each authorized person executing a Transaction Document on its behalf and (B) certifying a complete and accurate copy of (x) the resolutions of the board of directors of Seller authorizing the execution, delivery and performance of the Transaction Documents to which it is a party and (y) the articles of incorporation and bylaws of Seller (which articles of incorporation shall also be certified as of a recent date by the Secretary of State of the State of Washington);

(iv) to Purchaser, duly executed counterparts to all other Transaction Documents to which Seller is a party, to the extent not previously delivered on the date of the Agreement; and

(v) to Purchaser, evidence demonstrating that Seller took the corrective actions set forth on Schedule 7.2(a)(v) in a manner reasonably acceptable to Purchaser; provided, however, that (a) prior to the Closing, if Purchaser reasonably requests additional corrective actions, Seller will deliver additional evidence reasonably necessary to demonstrate that Seller has taken the requested action; and (b) with respect to any corrective action that requires a document to be executed and delivered by any Person other than Seller and its Affiliates, Seller shall not be deemed to be in breach of this Section 7.2(a)(v) if Seller is unable to procure the execution and delivery of such document, but has used its commercially reasonable efforts to do so;

(vi) an executed Patent Assignment for the Purchased Patents;

(vii) an accurate and complete Patent Portfolio Acquisition Template in the form attached hereto as Exhibit F;

(viii) Seller shall have directed its counsel to send all patent prosecution files, to the extent relating to the Patent Assets, in Seller’s or its counsel’s possession to Purchaser’s designated counsel;

(ix) Seller shall have delivered to Purchaser, Seller’s or its agents’ list or other means of tracking information relating to the prosecution or maintenance of the Patents throughout the world, which list or other means of tracking information is current as of the Closing Date;

(x) to the extent in Seller’s possession or control, all other files and original documents, including copies thereof, owned or controlled by Seller (including ribbon copies of issued Patents) relating to the Patent Assets, including invention disclosures, inventor notebooks, and prosecution files which to the Knowledge of Seller contain confidential or privileged information previously used by Seller or its agents in analyzing the validity or priority of any Patent Asset;

(xi) copies of all unpublished patent applications included in the Purchased Patents; and

(xii) an executed Additional Patents Assignment in the form attached hereto as Exhibit G.

(b) On the Closing Date, Purchaser shall execute (where applicable) and deliver, or cause to be delivered:

(i) to Seller, or its designees, the Purchase Price by wire transfer of immediately available funds to an account number provided to Purchaser by Seller at least five (5) Business Days prior to the Closing;

(ii) to Seller, a certificate executed by a duly authorized officer of Purchaser, dated as of the Closing Date, certifying that each of the conditions set forth in Section 6.2(a) (Conditions to Obligations of Seller) have been satisfied or waived in all respects; and

(iii) to Seller, duly executed counterparts to all Transaction Documents to which Purchaser is a party, to the extent not previously delivered on the date of the Agreement.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS, WARRANTIES,

AND COVENANTS; INDEMNIFICATION

Section 8.1 General Survival

(a) Notwithstanding any investigation by, or knowledge of, Purchaser of the affairs of Seller, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other Transaction Document.

(b) The covenants and agreements of Seller and Purchaser contained in this Agreement or in any other Transaction Document that by their terms apply or are to be performed in whole or in part after the Closing Date (“Post-Closing Covenants”) shall survive the Closing Date unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance.

(c) The representations and warranties of Seller and Purchaser contained in this Agreement or in any other Transaction Document shall survive and continue until the date that is twelve (12) months from the Closing Date (the “Expiration Date”), except that:

(i) the representations and warranties set forth in Section 2.1 and Section 3.1 (Organization and Qualification), Section 2.2 and Section 3.2 (Authority) and Section 2.3(a)(i) and (ii) and Section 3.3(a)(i) and (ii) (No Conflict) (collectively, the “Category 1 Representations”) shall survive indefinitely;

(ii) the representations and warranties set forth in Section 2.10(a), (b), (e), (g), (h) and (l) (the “Category 1 Patent Representations”) shall survive the Closing and continue in full force and effect until the eighth anniversary of the Closing;

(iii) the representations and warranties set forth in the first sentence of Section 2.9(a) (Codec Assets: Title) (the “Codec Title Representation”) shall survive the Closing and continue in full force and effect until the fourth anniversary of the Closing;

(iv) the representations and warranties set forth in Section 2.10 (Patent Assets), other than the Category 1 Patent Representations (the “Category 2 Patent Representations”), and the representations and warranties set forth in Section 2.9 (Codec Assets), other than the Codec Title Representation, shall survive the Closing and continue in full force and effect until the second anniversary of the Closing;

(v) notwithstanding the foregoing, any claim of fraud or intentional misrepresentation with respect to this Agreement or any of the other Transaction Documents shall survive the Closing and continue in full force and effect until the third anniversary of the date on which Purchaser discovers such fraud or intentional misrepresentation giving rise to the claim; and

(vi) the representations and warranties contained in Section 2.11 (Taxes), and Section 2.13 (Brokers) (the “Category 2 Representations”) shall survive the Closing and continue in full force and effect until the expiration of any applicable statutes of limitations (after giving effect to any extensions or waivers) plus ninety (90) days (the “Specified Claims Expiration Date”.

(d) If, in accordance with this Article, (A) any Indemnification Claims arising from any inaccuracy in, failure to be true of or breach of any representations and warranties, other than those described in Section 8.1(c)(i), (ii), (iii), (iv), (v) and (vi), are asserted prior to the Expiration Date; (B) any Indemnification Claims arising from any inaccuracy in, failure to be true of or breach of any Category 2 Representation are asserted prior to the Specified Claims Expiration Date; (C) any Indemnification Claims arising from any inaccuracy in, failure to be true of or breach of any Category 1 Representation or from any breach of any Post-Closing Covenant are asserted at any time after the date hereof; (D) any Indemnification Claims arising from any inaccuracy in, failure to be true of or breach of any Category 1 Patent Representation are asserted prior to the eighth anniversary of the Closing; (E) any Indemnification Claims arising from any inaccuracy in, failure to be true of or breach of the Codec Title Representation are asserted prior to the fourth anniversary of the Closing; (F) any Indemnification Claims arising from any inaccuracy in, failure to be true of or breach of any representation and warranty set forth in Section 2.9 (Codec Assets), other than the Codec Title Representation, or any Category 2 Patent Representation are asserted prior to the second anniversary of the Closing; or (G) any claim of fraud or intentional misrepresentation with respect to this Agreement or any of the other Transaction Document is asserted at any time prior to the third anniversary of the date on which Purchaser discovered such fraud or intentional misrepresentation, then in each such case under clauses (A) through (G) above, such Indemnification Claims (as applicable) shall continue until the final amount of recoverable Losses pursuant to Section 8.2(a) and (b) (as applicable) are determined by a final mutual agreement or settlement executed by the parties hereto, or a final judgment or award by a court of competent jurisdiction binding on Seller and Purchaser in accordance with this Article (the final amount of recoverable Losses so determined, the “Loss Amounts”).

Section 8.2 Indemnification

(a) Indemnification by Seller. Subject to Section 8.1 (General Survival) and the other provisions of this Article, from and after the Closing Date, Seller shall indemnify and hold harmless Purchaser and its Affiliates and Representatives (collectively, the “Purchaser Indemnitees”), from and against and in respect of any and all Losses resulting from, arising out of, relating to, or imposed upon or incurred by any Purchaser Indemnitee by reason of:

(i) any inaccuracy in, failure to be true of, or breach of, any representation or warranty of Seller contained in this Agreement (including the Seller Disclosure Schedule) as of the date hereof or as of the Closing as if made on and as of the Closing Date (in each case, without giving effect to any supplements or updates following the date of this Agreement to any Seller Disclosure Schedule) or any other Transaction Documents to which it is a party; provided, however, that if and to the extent that any specific representation or warranty provides that it is made only as of a date or dates specified in such representation or warranty, the determination of whether there is any inaccuracy, failure to be true of or breach of such representation or warranty shall be determined as of such specified date; and provided further that once any such inaccuracy in, failure to be true of or breach of any representation or warranty has been established, the determination of the amount of the Purchaser Indemnitees’ Losses shall be made without giving effect to any materiality or Material Adverse Effect qualifications in such representation or warranty;

(ii) any breach by Seller of any covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party;

(iii) any and all Excluded Liabilities; and

(iv) any noncompliance with fraudulent transfer Laws in connection with the Transactions.

Subject to the terms of this Article VIII, no Purchaser Indemnitee shall be precluded from seeking indemnification under any of the preceding subparagraphs of this Section 8.2(a) solely by virtue of such Purchaser Indemnitee not being entitled to seek indemnification under any other subparagraph of this Section 8.2(a). Subject to the terms of this Article VIII, no Purchaser Indemnitee shall be precluded from seeking indemnification under this Section 8.2(a) with respect to any specific representation or warranty solely by virtue of such Purchaser Indemnitee not being entitled to seek indemnification with respect to any other specific representation or warranty.

(b) Indemnification by Purchaser. Subject to Section 8.1 (General Survival) and the other provisions of this Article, from and after the Closing Date, Purchaser shall indemnify and hold harmless Seller and its Affiliates and Representatives (collectively, the “Seller Indemnitees”), from and against and in respect of any and all Losses resulting from, arising out of, relating to, or imposed upon or incurred by any Seller Indemnitee by reason of:

(i) any inaccuracy in, failure to be true of or breach of any representation or warranty of Purchaser contained in this Agreement as of the date hereof or as of the Closing as if made on and as of the Closing Date or any other Transaction Document to which it is a party;

(ii) any breach by Purchaser of any covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party; and

(iii) any Assumed Immigration Rights Liabilities.

Subject to the terms of this ARTICLE VIII, no Seller Indemnitee shall be precluded from seeking indemnification under any of the preceding subparagraphs of this Section 8.2(b) solely by virtue of such Seller Indemnitee not being entitled to seek indemnification under any other subparagraph of this Section 8.2(b). Subject to the terms of this Article VIII, no Seller Indemnitee shall be precluded from seeking indemnification under this Section 8.2(b) with respect to any specific representation or warranty solely by virtue of such Seller Indemnitee not being entitled to seek indemnification with respect to any other specific representation or warranty.

(c) Limitations.

(i) Notwithstanding anything to the contrary in this Agreement (but subject to the proviso in this sentence), Seller’s maximum aggregate Liability for indemnification pursuant to Section 8.2(a)(i) shall be limited to 20% of the Purchase Price; provided, however, that notwithstanding the foregoing:

(A) Seller’s maximum aggregate Liability for indemnification pursuant to Section 8.2(a)(i) with respect to inaccuracies in, failures to be true of or breaches of the representations and warranties of Seller in the Category 1 Representations shall not exceed the Purchase Price;

(B) Seller’s maximum aggregate Liability for indemnification pursuant to Section 8.2(a)(i) with respect to inaccuracies in, failures to be true of or breaches of the representations and warranties of Seller in the Category 1 Patent Representations shall not exceed 70% of the Purchase Price;

(C) Seller’s maximum aggregate Liability for indemnification pursuant to Section 8.2(a)(i) with respect to inaccuracies in, failures to be true of or breaches of the representations and warranties of Seller in Section 2.9(a), (b), (e), (f), (g), (i), (l) and (m) (Codec Assets: Intellectual Property), shall not exceed 30% of the Purchase Price;

(D) Without limiting the limitations set forth in Section 8.2(c)(i) above, except as set forth in Section 8.2(c)(ii), the maximum aggregate Liability of Seller for indemnification pursuant to this Agreement shall be limited to the Purchase Price;

(E) Seller’s maximum aggregate Liability for indemnification pursuant to Section 8.2(a)(i) with respect to inaccuracies in, failures to be true of or breaches of any Category 1 Patent Representation, Category 2 Patent Representation or the representations and warranties of Seller in Section 2.5 (Condition of Assets) (but in the case of such Section 2.5 only to the extent such Liability would also be the result of inaccuracies in, failures to be true of or breaches of Category 1 Patent Representations or Category 2 Patent Representations), with respect to (i) subject to the further limitations in clause (ii), any specific single Purchased Patent, shall be limited to Ten Million Dollars ($10,000,000), and (ii) all Purchased Patents or Patent applications within any specific single Patent Family shall be limited to Twenty Million Dollars ($20,000,000); and

(F) Notwithstanding anything to the contrary in this Agreement (but subject to the proviso in this sentence), Purchaser’s maximum aggregate Liability for indemnification pursuant to Section 8.2(b)(i) shall be limited to 20% of the Purchase Price; provided, however, that notwithstanding the foregoing, without limiting the limitations set forth in Section 8.2(c)(i) above, except as set forth in Section 8.2(c)(ii), the maximum aggregate Liability of Purchaser for indemnification pursuant to this Agreement shall be limited to the Purchase Price.

(ii) Nothing in this Agreement shall limit any parties’ liability for fraud or intentional misrepresentation committed by such party.

(iii) Seller and Purchaser shall, and shall cause their respective Subsidiaries, to mitigate damages they may incur as a result of any breach by the other party of any of the provisions of this Agreement consistent with and to the extent required by Applicable Law.

(iv) A Purchaser Indemnitee’s right to indemnification under this Article based on any inaccuracy in, failure to be true of or breach of any representation or warranty shall not be diminished or otherwise affected in any way as a result of such Purchaser Indemnitee’s knowledge of such inaccuracy, failure to be true or breach as of the date hereof, regardless of whether such knowledge exists as a result of the Purchaser Indemnitee’s investigation or as a result of disclosure by Seller or any of its Affiliates, unless such disclosures were set forth in this Agreement or in all applicable Schedules hereto.

(v) The waiver of any condition to Closing based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, shall not affect the right to indemnification or other remedy based on such representations, warranties, covenants and agreements.

Section 8.3 Third Party Actions

(a) If Purchaser becomes aware of a third party Action against a Purchaser Indemnitee which may result in a claim of indemnification for a Purchaser Indemnitee under this Article (a “Purchaser Indemnification Claim”), Purchaser shall promptly notify Seller of such Action, shall conduct the defense of such Action on behalf of the Purchaser Indemnitees and shall, to the extent reasonably requested by Seller from time to time, give updates as to the status of such Action and Purchaser shall conduct such defense in a commercially reasonable manner. The failure to so notify Seller of the commencement of any such Action will not relieve the Seller from liability in connection therewith unless and to the extent that such failure materially prejudices the defense of such Action. Seller shall be entitled to participate in (but not control) any such defense at its sole cost and expense. Purchaser shall seek the prior written consent of Seller (which consent may be withheld, conditioned or delayed by Seller in its sole discretion) in connection with Purchaser’s agreement to any settlement or compromise of any such third party Action. Any such written consent by Seller shall represent the agreement of Seller that the Losses incurred in connection therewith shall be indemnifiable hereunder. In the event that Purchaser shall fail to obtain such written consent of Seller, Purchaser may agree to any such settlement or compromise, and may make a Purchaser Indemnification Claim therefor, but the resolution of such claim (including whether and to what extent Purchaser or any other Indemnitee is entitled to indemnification under this Agreement for such Purchaser Indemnification Claim) shall remain subject to this Article, provided further that Purchaser shall not be entitled to recover the amount of such settlement to the extent that the terms of such settlement are not commercially reasonable.

(b) If Seller becomes aware of a third party Action against a Seller Indemnitee which may result in a claim of indemnification for a Seller Indemnitee under this Article (a “Seller Indemnification Claim”), Seller shall promptly notify Purchaser of such Action, shall conduct the defense of such Action on behalf of the Seller Indemnitees and shall, to the extent reasonably requested by Purchaser from time to time, give updates as to the status of such Action and Seller shall conduct such defense in a commercially reasonable manner. The failure to so notify Purchaser of the commencement of any such Action will not relieve the Purchaser from liability in connection therewith unless and to the extent that such failure materially prejudices the defense of such Action. Purchaser shall be entitled to participate in (but not control) any such defense at its sole cost and expense. Seller shall seek the prior written consent of Purchaser (which consent may be withheld, conditioned or delayed by Purchaser in its sole discretion) in connection with Seller’s agreement to any settlement or compromise of any such third party Action. Any such written consent by Purchaser shall represent the agreement of Purchaser that the Losses incurred in connection therewith shall be indemnifiable hereunder. In the event that Seller shall fail to obtain such written consent of Purchaser, Seller may agree to any such settlement or compromise, and may make a Seller Indemnification Claim therefor, but the resolution of such claim (including whether and to what extent Seller or any other Indemnitee is entitled to indemnification under this Agreement for such Seller Indemnification Claim) shall remain subject to this Article, provided further that Seller shall not be entitled to recover the amount of such settlement to the extent that the terms of such settlement are not commercially reasonable.

(c) Seller and Purchaser agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party Action and shall provide such reasonable cooperation at the reasonable request of the party conducting such defense, negotiation or settlement (the “Defending Party”). Neither party may agree to any settlement or compromise of such third party Action, unless such settlement or compromise does not obligate the other party to take or refrain from taking any action. Any such settlement or compromise shall represent the agreement of the Defending Party that the Losses incurred in connection therewith shall be indemnifiable hereunder.

Section 8.4 Indemnification Procedures.

(a) In the event that a Purchaser Indemnitee or Seller Indemnitee (as applicable, an “Indemnitee”) seeks a recovery, in accordance with the terms of this Article, in respect of a Purchaser Indemnification Claim or Seller Indemnification Claim (as applicable, an “Indemnification Claim”), Purchaser (on behalf of such other Purchaser Indemnitee, if applicable) or Seller (on behalf of such other Seller Indemnitee, if applicable) shall deliver a written notice (a “Claim Notice”) to Seller or Purchaser (such party obligated to provide indemnification under this Article, the “Indemnifying Party”), as the case may be. Each Claim Notice shall, with respect to each Indemnification Claim set forth therein, (i) specify in reasonable detail and in good faith the nature of the Indemnification Claim being made and (ii) state the aggregate Dollar amount of Losses to which such Indemnitee is entitled to indemnification pursuant to this Article that have been incurred, or a good faith estimate of the aggregate Dollar amount of such Losses reasonably expected to be incurred, by such Indemnitee pursuant to such Indemnification Claim (the “Claim Amount”).

(b) If the Indemnifying Party wishes to object to the allowance of some or all Indemnification Claims made in a Claim Notice, the Indemnifying Party must deliver a written objection to Purchaser (on behalf of any Purchaser Indemnitee) or Seller (on behalf of any Seller Indemnitee), as the case may be, within twenty (20) Business Days after receipt by the Indemnifying Party of such Claim Notice expressing such objection and explaining in reasonable detail and in good faith the basis therefor. Following receipt by Purchaser or Seller, as the case may be, of the Indemnifying Party’s written objection, if any, Purchaser (on behalf of any other Purchaser Indemnitee, if applicable) or Seller (on behalf of any other Seller Indemnitee, if applicable), as the case may be, and the Indemnifying Party shall promptly, and within five (5)

Business Days of the other party’s request to do so, meet to discuss the rights of the respective parties with respect to each Indemnification Claim that is the subject of such written objection. If the parties should agree upon such rights, (i) a memorandum setting forth such agreement shall be prepared and executed by Purchaser (on behalf of any other Purchaser Indemnitee, if applicable) or Seller (on behalf of any other Seller Indemnitee, if applicable), as the case may be, and the Indemnifying Party and (ii) with respect to any Indemnification Claim, as promptly as practicable and within five (5) Business Days following execution of such memorandum, subject to Section 8.4(d) below, the Indemnifying Party shall pay to Purchaser (on behalf of any other Purchaser Indemnitee, if applicable) or to Seller (on behalf of any other Seller Indemnitee, if applicable), as the case may be, in cash the aggregate Dollar amount of Losses payable by such Indemnifying Party to such Indemnitee pursuant to such memorandum. In the event that the parties do not prepare and sign such a memorandum or such memorandum specifically provides that it does not address in full the written objections timely delivered, within twenty (20) Business Days of receipt by Purchaser (on behalf of any other Purchaser Indemnitee, if applicable) or Seller (on behalf of any other Seller Indemnitee, if applicable), as the case may be, from the Indemnifying Party of the written objection, then Purchaser or Seller, as the case may be, may commence an Action to resolve such dispute and enforce its rights with respect thereto in any court available therefor (subject to the terms of Section 10.6).

(c) If Purchaser or Seller, as the case may be, does not receive a response from the Indemnifying Party with respect to any Indemnification Claim set forth in a Claim Notice by the end of the twenty (20) Business Day period referred to in Section 8.4(b) above, (i) the Indemnifying Party shall be deemed to have irrevocably waived any right to object to such Indemnification Claim and to have agreed that Losses in the amount of the applicable Claim Amount are indemnifiable hereunder and, (ii) with respect to any Purchaser Indemnification Claim, as promptly as practicable and within five (5) Business Days following expiration of such period, subject to Section 8.4(d) below, Seller shall pay the Claim Amount to Purchaser (on behalf of any other Purchaser Indemnitee, if applicable) or (iii) with respect to any Seller Indemnification Claim, as promptly as practicable and within five (5) Business Days following expiration of such period, subject to Section 8.4(d) below, Purchaser shall pay the Claim Amount to Seller (on behalf of any other Seller Indemnitee, if applicable). If not paid, Purchaser or Seller, as the case may be, may seek enforcement of the obligation with respect to the Indemnification Claim in any court available therefor.

(d) Any amount payable by the Indemnifying Party to Purchaser or Seller, as the case may be, pursuant to Section 8.4(b) or (c) above shall be paid promptly (but in no event later than five (5) Business Days after the applicable payment obligation accrues) by the Indemnifying Party by wire transfer of Dollars in immediately available funds to such account or accounts as may be designated in writing by Purchaser or Seller, as the case may be. Any amounts paid to Purchaser or Seller, as the case may be, in respect of any Indemnification Claim asserted on behalf of an Indemnitee other than Purchaser or Seller, as the case may be, shall be received by Purchaser or Seller, as the case may be, on behalf of such other Indemnitee.

Section 8.5 Exclusive Remedy . Notwithstanding any other provision of this Agreement to the contrary, except as expressly provided otherwise, this Article shall be the sole and exclusive remedy of the Indemnitees from and after the Closing Date for any monetary damages for Losses arising under or in connection with this Agreement, the Transaction

Documents or other documents or agreements contemplated herein or therein or the transactions contemplated hereby or thereby, including claims of inaccuracy in, failure to be true or breach of any representation, warranty or covenant; provided, however, that the foregoing shall not be deemed a waiver by any party of any right to specific performance or injunctive relief, or any right or remedy arising by reason of any claim of fraud or intentional misrepresentation with respect to this Agreement or any of the other Transaction Documents; provided, further, that notwithstanding the foregoing, this Section 8.5 will not limit any of the rights of any party under the License Agreement.

Section 8.6 Tax Treatment of Indemnity Payments . Seller and Purchaser agree to treat any indemnity payment made pursuant to this Article as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by Law. Any such adjustment shall be reflected as an adjustment to the price allocated to the specific asset, if any, giving rise to the adjustment or, if such adjustment does not relate to a specific asset, such adjustment shall be allocated among the Purchased Assets in accordance with the Allocation as finally determined.

ARTICLE IX

TERMINATION

Section 9.1 Termination . At any time prior to the Closing, this Agreement may be terminated:

(a) by mutual written consent of Purchaser and Seller;

(b) by either Purchaser or Seller, if the Closing shall not have occurred on or before June 30, 2012 or such later date that Purchaser and Seller may agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this subsection shall not be available to Seller if a breach of this Agreement by Seller has resulted in the failure of the Closing to occur before the Termination Date; and provided further, that the right to terminate this Agreement under this subsection shall not be available to Purchaser if the breach of this Agreement by Purchaser has resulted in the failure of the Closing to occur before the Termination Date.

(c) by either Seller or Purchaser, in the event that any Law of any Governmental Entity of competent jurisdiction that prohibits the consummation of the Transactions shall have become final and nonappealable;

(d) by Purchaser, if any Law is enacted or any final and non-appealable Order is issued by any Governmental Entity of competent jurisdiction, which would (i) prohibit Purchaser’s ownership, distribution, development, use or operation of a material portion of the Purchased Assets or (ii) compel Purchaser to dispose of or hold separate all or any material portion of the business or assets of Purchaser or any of its Subsidiaries or Affiliates or the Purchased Assets as a result of this Agreement or the Transactions;

(e) by Purchaser, if Seller shall have breached any representation, warranty, covenant or agreement contained herein, such breach was not caused by Purchaser’s failure to fulfill any of its obligations under this Agreement, and such breach (i) shall not have been cured within twenty (20) days after receipt by Seller of written notice of such breach from Purchaser

(provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and (ii) if not cured within such twenty (20) day period and at or prior to the Closing, would result in the failure of any of the conditions set forth in Section 6.1(a) (Conditions to Obligations of Purchaser) to be satisfied; provided, however, that Purchaser shall not be permitted to terminate this Agreement pursuant to this Section 9.1(e) (x) at any time during such twenty (20) day period or (y) at any time after such breach has been cured);

(f) by Seller, if Purchaser shall have breached any representation, warranty, covenant or agreement contained herein, such breach was not caused by Seller’s failure to fulfill any of its obligations under this Agreement, and such breach (i) shall not have been cured within twenty (20) days after receipt by Purchaser of written notice of such breach from Seller (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and (ii) if not cured within such twenty (20) day period and at or prior to the Closing, would result in the failure of any of the conditions set forth in Section 6.2(a) (Conditions to Obligations of Seller) to be satisfied provided, however, that Seller shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) (x) at any time during such twenty (20) day period or (y) at any time after such breach has been cured); or

(g) by Purchaser, if between the date hereof and the Closing, a Material Adverse Effect has occurred and such Material Adverse Effect shall not have been cured by Seller within twenty (20) days after receipt by Seller of written notice from Purchaser (provided, however, that no such cure period shall be available or applicable to any Material Adverse Effect which by its nature cannot be cured).

(h) The party seeking to terminate this Agreement pursuant to this Section (other than subsection (a)) shall give written notice of such termination to the other party.

Section 9.2 Effect of Termination . In the event of termination of this Agreement as provided in Section 9.1 (Termination), this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Purchaser, Seller or their respective officers, directors, stockholders, Affiliates or Representatives; provided, however, that (a) the provisions of this Section, ARTICLE X (Miscellaneous), Section 4.3(c) (Reasonable Efforts), Section 5.1 (Confidentiality), Section 5.2 (Public Announcements) and the CNDA shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any party hereto from Liability in connection with any willful breach of such party’s representations, warranties or covenants contained herein. In addition to the foregoing, no termination of this Agreement shall affect the obligations of the parties hereto set forth in the CNDA, all of which obligations shall survive termination of this Agreement in accordance with their terms.

ARTICLE X

MISCELLANEOUS

Section 10.1 Entire Agreement; Assignment; Successors . This Agreement (including the schedules and exhibits), the CNDA and the other Transaction Documents (a) constitute and represent the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements, representations and negotiations, both written and oral, express or implied, among the parties with respect to the subject matter hereof and thereof and (b) may not be assigned by operation of Law or otherwise; provided, however, that Purchaser may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder. Upon any such permitted assignment, the references in this Agreement to Purchaser or Seller shall also apply to any such assignee unless the context otherwise requires. Any purported assignment of this Agreement in contravention of this Section shall be null and void and of no force or effect. Subject to the preceding sentences of this Section, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. No representation, warranty, promise, inducement or statement of intention has been made by either party that is not embodied in this Agreement or the Transaction Documents, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

Section 10.2 Severability . If any term or other provision of this Agreement or the Transaction Documents is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement and the Transaction Documents shall nevertheless remain in full force and effect, so long as the economic or legal substance of the transaction contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement or the Transaction Documents, as applicable, so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the Transactions and the transactions contemplated by the Transaction Documents shall be consummated as originally contemplated to the fullest extent possible.

Section 10.3 Notices . All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) if by facsimile, upon electronic confirmation of receipt by facsimile, provided that a copy of such notice or other communication is promptly mailed by registered or certified mail, return receipt requested, postage prepaid, following the transmission of such facsimile, and sent by email, with the subject line “RealNetworks, Inc. Notice,” (iii) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier or (iv) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below:

(a)    if to Purchaser:

Intel Corporation

2200 Mission College Boulevard

Santa Clara, California 95052

Fax: (408) 765-7056

Attention: General Counsel

and

Intel Corporation

2200 Mission College Boulevard

Santa Clara, California 95052

Fax: (408) 653-4978

Attention: Treasurer

with a copy to:

Russell C. Hansen

Gibson, Dunn & Crutcher LLP

1881 Page Mill Road

Palo Alto, CA 94304-1211

Fax: 650-849-5083

Email: RHansen@gibsondunn.com

(b)    if to Seller:

RealNetworks, Inc.

2601 Elliott Ave., Suite 1000

Seattle, WA 98121

Fax: 206 674-2695

Attn: Chief Legal Officer/General Counsel

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

701 Fifth Ave., Suite 5100

Seattle, WA 98104

Attention: Patrick Schultheis

Facsimile: (206) 883-2699

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.4 Attorneys’ Fees . In the event an Action is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs in an amount to be fixed by the court.

Section 10.5 Governing Law . This Agreement shall be deemed to be made and in all respects shall be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State without giving effect to the choice of laws principles of such State that would require or permit the application of the laws of another jurisdiction.

Section 10.6 Submission to Jurisdiction.

(a) The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the U.S. located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement, the Transaction Documents and of the documents referred to in this Agreement and the Transaction Documents, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement of this Agreement, the Transaction Documents or of any such other document, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement, any Transaction Document or any such other document may not be enforced in or by such courts. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute.

Section 10.7 Interpretation; Article and Section References . The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All references in this Agreement to Articles, Sections, subsections, clauses, Annexes, Exhibits and Schedules are references to Articles, Sections, subsections, clauses, Annexes, Exhibits and Schedules, respectively, in and to this Agreement, unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words “include” or “including” mean “include, without limitation,” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list. References to days are to calendar days; provided, that any action otherwise required to be taken on a day that is not a Business Day shall instead be take on the next Business Day. The words “made available” or words of similar import mean that, twenty-four hours before the execution of this Agreement, Seller has posted complete and correct copies of such materials to the virtual data room managed by Seller or, with respect to certain documents agreed to be disclosed by Seller on an “Attorney’s Eyes Only” basis, provided complete and correct copies of such documents to Purchaser’s counsel, provided that Purchaser or, with respect to those certain documents agreed to be disclosed by Seller on an “Attorney’s Eyes Only” basis, its counsel, shall have been granted access to such virtual data room or documents prior to such time in connection with the Transactions. Unless otherwise specifically provided or the context otherwise requires, all references in this Agreement to Seller mean and shall refer to Seller and each of its successors, assigns and (where the context so requires) predecessors in interest. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so requires. Any capitalized terms used in any Annex, Exhibit, Schedule or other Transaction Document but not otherwise defined therein shall have the meaning as defined in this Agreement. All Annexes, Exhibits and Schedules annexed hereto or referred to herein (other than the License Agreement and the exhibits thereto) are hereby incorporated in and made a part of this Agreement as if set forth herein.

Section 10.8 No Third Party Beneficiaries . This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein in Section 8.2 (Indemnification), nothing in this Agreement is intended to or shall confer upon any other Person any legal or equitable rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 10.9 Counterparts; Electronic Signature . This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

Section 10.10 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or supplement hereto, signed by each of the parties.

Section 10.11 Specific Performance. The parties hereby acknowledge and agree that it may cause irreparable injury to the other party or parties if any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, for which damages, even if available, may not be an adequate remedy. Accordingly, each party agrees that the other party or parties shall have the right to seek injunctive relief by any court of competent jurisdiction to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action or proceeding, in addition to any other remedy to which it may be entitled, at law or in equity.

Section 10.12 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the other Transaction Documents and the Transactions, including all fees and expenses for accountants, brokers, investment banks, financial advisors, legal counsel or other advisors, agents or other outside representatives, shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided, that in the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by any other party.

Section 10.13 Waivers. No failure or delay of a party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Subject to the limitations in ARTICLE VIII, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

Section 10.14 No Presumption Against Drafting Party. The parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

INTEL CORPORATION

By:	/s/ Renée James
Renée James
Senior Vice President
General Manager
Software and Services Group

REALNETWORKS, INC.

By:	/s/ Michael Lunsford
Name: Michael Lunsford
Title: Executive Vice President

ANNEX A

CERTAIN DEFINITIONS

For the purposes of this Agreement, the following capitalized terms shall have the meanings set forth below (which shall apply equally to both the singular and plural forms of such terms):

“Accountant” has the meaning set forth in Section 1.7(a).

“Action” means any claim, action, cause of action, suit, demand, inquiry, proceeding, audit or investigation by or before any Governmental Entity, or any other arbitration, mediation or similar dispute resolution proceeding.

“Additional Patents Assignment” means the Additional Patents Assignment to be executed by the Seller and Purchaser at the Closing, in substantially the form attached hereto as Exhibit G.

“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person. For the purposes of this definition, “control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Agreement” has the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 1.7(a).

“Antitrust Division” has the meaning set forth in Section 4.3(a)(i).

“Antitrust Laws” has the meaning set forth in Section 2.3(b)(i).

“Applicable Law” means, with respect to any Person, any Law applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be executed by the Seller and Purchaser at the Closing, in substantially the form attached hereto as Exhibit C.

“Assumed Immigration Rights Liabilities” has the meaning set forth in Section 1.4.

“Bill of Sale” means the Bill of Sale to be executed by the Seller and Purchaser at the Closing, in substantially the form attached hereto as Exhibit D.

“Business Day” means a day, other than a Saturday or Sunday, on which banks are open for business in each of Santa Clara, California, Seattle, Washington and New York, New York, between the hours of 8:00 a.m. and 5:00 p.m. local time.

“Category 1 Representations” has the meaning set forth in Section 8.1(c)(i).

“Category 2 Representations” has the meaning set forth in Section 8.1(c)(vi).

“Category 1 Patent Representations” has the meaning set forth in Section 8.1(c)(i).

“Category 2 Patent Representations” has the meaning set forth in Section 8.1(c)(iv).

“Claim Amount” has the meaning set forth in Section 8.4(a).

“Claim Notice” has the meaning set forth in Section 8.4(a).

“Closing” has the meaning the forth in Section 7.1.

“Closing Date” has the meaning the forth in Section 7.1.

“CNDA” means that certain Corporate Non-Disclosure Agreement No. 7157160 entered into between Purchaser and Seller, dated October 2, 2008, as amended.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Codec Assets” has the meaning set forth in Section 1.1(b).

“Codec Documents” has the meaning set forth in Section 1.1(b).

“Codec Employee” has the meaning set forth in Section 2.8(a).

“Codec Employee Plan” has the meaning set forth in Section 2.7(a).

“Codec Intellectual Property” means all Intellectual Property embodied in the Codec Software and Codec Documents, excluding Trademarks and Domain Names.

“Codec Intellectual Property Rights” means all Intellectual Property Rights arising from the Codec Intellectual Property, excluding rights with respect to Trademarks and Domain Names and all registration thereof and application therefor.

“Codec Personal Property” has the meaning set forth in Section 1.1(b)(iii).

“Codec Service Providers” has the meaning set forth in Section 5.7(a).

“Codec Software” has the meaning set forth in Section 1.1(b)(i).

“Codec Title Representation” has the meaning set forth in Section 8.1(c)(iii).

“Consents” means consents, assignments, Permits, Orders, certification, concession, franchises, approvals, authorizations, registrations, filings, registrations, waivers, declarations or filings with, of or from any Governmental Entity, parties to Contracts or any third Person.

“Consulting Agreement” has the meaning set forth in Section 2.8(a).

“Contaminants” has the meaning set forth in Section 2.9(p).

“Contract” means any contract, agreement, instrument, option, lease, license, sales and purchase order, warranty, note, bond or mortgage, indenture, obligation, commitment, binding application, arrangement or understanding, whether written or oral, express or implied, in each case as amended and supplemented from time to time.

“Contractor” has the meaning set forth in Section 1.9.

“Contractor Agreement” has the meaning set forth in Section 1.9.

“Defending Party” has the meaning set forth in Section 8.3(c).

“Divestiture” has the meaning set forth in Section 4.3(b).

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“Dollars” means the currency of the U.S. dollar, and all references to monetary amounts herein shall be in Dollars unless otherwise specified herein.

“Employee” means any current or former employee, consultant, advisor, independent contractor, agent, officer, director or other service provider of Seller, its Subsidiaries or any of their ERISA Affiliates.

“Employee Liabilities” means any and all Liabilities, whenever or however arising, including all costs and expenses relating thereto arising under Contract, Law, Permit, or Action before any Governmental Entity, Order or any award of any arbitrator of any kind (but excluding all Immigration Rights), relating to any Employee Plan, Employment Arrangement or otherwise relating to an Employee and his or her service or employment with Seller, its Subsidiaries or any of their ERISA Affiliates.

“Employee Plan” means: (i) any employee benefit plan (as defined in Section 3(3) of ERISA) and any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and any employment, consulting, termination, severance agreements or other similar contracts or agreements with or covering (including eligibility to participate) any Employee to which Seller or any of its ERISA Affiliates is a party, with respect to which Seller or any of its ERISA Affiliates has or could have any obligation or Liability in respect of any Employee (or the dependent or beneficiary thereof) or which are maintained, contributed to or sponsored by Seller or any of its ERISA Affiliates for the benefit of any Employee (or the dependent or beneficiary thereof); and (ii) any Contracts between Seller or any of its Subsidiaries, on the one hand, and any Employee, on the other hand, relating in any way to a sale of the Purchased Assets.

“Employment Agreements” has the meaning set forth in the Recitals.

“Employment Arrangement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between Seller, its Subsidiaries or any of their ERISA Affiliates and any Employee, or with respect to which Seller, its Subsidiaries or any of their ERISA Affiliates has or may have any Liability.

“Encumbrance” means any license, obligation to license, covenant or obligation to forebear from suit, charge, claim, equitable interest, lien, option, pledge, hypothecation, security interest, title retention, right of first refusal or negotiation, adverse claim or restriction of any kind (including any restriction on transfer or other assignment, as security or otherwise) of or relating to use, transfer, receipt of income or exercise of any other attribute of ownership, or any agreement to create any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with Seller or any of its Subsidiaries and that, together with Seller or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Excluded Assets” has the meaning set forth in Section 1.3

“Excluded Liabilities” has the meaning set forth in Section 1.5.

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“Expiration Date” has the meaning set forth in Section 8.1(c).

“FTC” has the meaning set forth in Section 4.3(a)(i).

“Government Contract” shall mean any prime contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter contract or other similar arrangement of any kind that are currently active in performance or that have been active in performance at any time in the seven-year period prior to the Closing Date with (i) any Governmental Entity; (ii) any prime contractor of a Governmental Entity in its capacity as a prime contractor; or (iii) any subcontractor at any tier with respect to any Contract of a type described in clauses (i) or (ii) above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract, for purposes of this definition, but shall be part of the Government Contract to which it relates.

“Governmental Entity” means any federal, national, supranational, state, provincial, local or similar government, governmental, regulatory, administrative or quasi-governmental authority, branch, office agency, commission or other governmental, regulatory, administrative or quasi-governmental body, or any court, tribunal, organization established by international treaty, arbitral body (to whose jurisdiction the applicable party has submitted by agreement or otherwise) or judicial body (including any grand jury), whether domestic or foreign, including any securities exchange.

“HSR Act” has the meaning set forth in Section 2.3(b)(i).

“Immigration Rights” means the rights, duties and Liabilities of Seller and its Subsidiaries related to the immigration status of the Transferred Employees and the Key Consultant.

“Inbound License Agreement” means any Contract pursuant to which a third party has granted or agreed to grant to Seller any right to use or otherwise practice or exploit, or has otherwise granted or agreed to grant any license, covenant, release, immunity or other right with respect to, any Intellectual Property or Intellectual Property Rights included in the Purchased Assets.

“Indemnification Claim” has the meaning set forth in Section 8.4(a).

“Indemnified Transfer Taxes” has the meaning set forth in Section 1.7(b).

“Indemnifying Party” has the meaning set forth in Section 8.4(a).

“Indemnitee” has the meaning set forth in Section 8.4(a).

“Intellectual Property” means, any and all (i) technology, formulae, algorithms, procedures, processes, methods, techniques, knowhow, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (iii) customer lists, customer contact and registration information, customer correspondence and customer purchasing histories; (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (v) Software, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter (“Works of Authorship”); (vi) mask works, layouts,

4

topographies and other design features with respect to integrated circuits (“Mask Works”); (vii) databases and other compilations and collections of data or information (“Databases”); (viii) trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing (“Trademarks”); (ix) domain names, uniform resource locators and other names and locators associated with the Internet (“Domain Names”); (x) information and materials not generally known to the public, including trade secrets information (“Trade Secrets”); and (xi) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

“Intellectual Property Rights” means any and all rights (anywhere in the world, whether statutory, common law or otherwise) arising from Intellectual Property, including (i) patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates (“Patents”); (ii) copyrights and all other rights with respect to Works of Authorship and Mask Works and all registrations thereof and applications therefor (including moral and economic rights, however denominated) (“Copyrights”); (iii) industrial design rights and registrations thereof and applications therefor; (iv) rights with respect to Trademarks, and all registrations thereof and applications therefor; (v) rights with respect to Domain Names, including registrations thereof and applications therefor; (vi) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any Person; (vii) rights with respect to Databases, including registrations thereof and applications therefor; (viii) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials; and (ix) any rights equivalent or similar to any of the foregoing.

“Insurance Policies” has the meaning set forth in Section 2.16.

“IRS” has the meaning set forth in Section 1.7(a).

“Key Consultant” has the meaning set forth in Section 2.8(a).

“Key Employees” has the meaning set forth in the Recitals.

“Knowledge of Seller” or any similar phrase means, with respect to any fact or matter, the actual knowledge of the individuals set forth on Schedule A, as well as the knowledge such individuals would have after (i) due inquiry of (x) those Employees, who are present Employees of the Seller or its Subsidiaries, whom each such individual reasonably believes would have knowledge of the matter in question, and (y) with respect to the Patent Assets, all the attorneys currently employed by or currently representing Seller who have been involved in the prosecution or substantive analysis of any of the Patent Assets, and (ii) the review by such individuals and Employees of such records and files within their control or possession as they reasonably believe would include information regarding the matter in question.

“Law” means any statute, law, treaty, ordinance, regulation, directive, rule, code, executive order, injunction, judgment, decree, writ or order or other similar requirement, including any successor provisions thereof, of any Governmental Entity.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

5

“License Agreement” means the Patent License Agreement in substantially the form attached hereto as Exhibit B.

“Loss Amounts” has the meaning set forth in Section 8.1(d).

“Losses” means any and all deficiencies, judgments, settlements, Actions, assessments, Liabilities, losses, damages (whether direct, indirect, incidental or consequential), interest, fines, penalties, costs and expenses (including legal, accounting and other costs and expenses of professionals incurred) reasonably incurred in connection with investigating, defending, settling or otherwise satisfying any and all Actions, assessments, judgments or appeals, and in seeking indemnification therefor, and interest on any of the foregoing, from the date incurred until paid, at the prime rate published from time to time by The Wall Street Journal; provided, however, that indirect and consequential damages included in Losses shall be limited to those indirect and consequential damages with respect to the Purchased Patents that result from the loss by the Indemnified Party of potential damages or potential royalties that would otherwise be recoverable by the Indemnified Party from third parties.

Material Adverse Effect” means any event, circumstance, occurrence, change, effect or fact, or group of any of the foregoing, that (x) would prevent the consummation of the Transactions prior to the Termination Date, delay the consummation of the Transactions beyond the Termination Date or impede the consummation of the Transactions such that the consummation of the Transactions would be delayed beyond the Termination Date or (y) that results in, or would reasonably be expected to result in, a material adverse effect on the Purchased Assets taken as a whole (such items, an “Effect”), provided, however, that in no event shall any of the following be taken into account in determining whether there has been or will be a Material Adverse Effect: (A) any Effect that is the result of general market or political factors or economic factors affecting the economy as a whole, (B) any Effect that is the result of an outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, or the occurrence of any acts of terrorism, or (C) any Effect that is the result of any change in Applicable Law.

“Material Contracts” has the meaning set forth in Section 2.12(a).

“Non-Competition Agreements” has the meaning set forth in the Recitals.

“Non-Paying Party” has the meaning set forth Section in Section 1.7(d).

“Non-Transferring Codec Service Provider” has the meaning set forth in Section 5.7(a).

“Non-Transferring Key Employee” has the meaning set forth in Section 5.7(a).

“Non-Transferring Event” has the meaning set forth in Section 5.7(a).

“Open Source Technology” means Software or other subject matter that is distributed under a license approved as an open source license by the Open Source Initiative.

“Order” means any writ, judgment, decision, decree, award, order, injunction, ruling or similar order of any Governmental Entity, in each case that is preliminary or final and that is binding on any Person or its property under Applicable Laws.

6

“Outbound License Agreement” means any Contract pursuant to which Seller has granted or agreed to grant to any third party any right to use or otherwise practice or exploit, or has otherwise granted or agreed to grant any license, covenant, release, immunity or other right with respect to, any Purchased Assets.

“Patent Assets” has the meaning set forth in Section 1.1(a).

“Patent Assignment” is the Patent Assignment to be executed by the Seller and Purchaser at the Closing, substantially in the form of Exhibit E.

“Patent Family” means a family of Patents and Patent applications included in the Patent Assets (i.e., groups of Patents and Patent applications included in the Patent Assets that claim priority to or share priority with other Patent Assets).

“Patent Portfolio Acquisition Template” is the template in substantially the form of Exhibit F.

“Paying Party” has the meaning set forth in Section 1.7(d).

“Permits” means all licenses, permits, franchises, approvals, certificates, waivers, concessions, exemptions, variances, certificates of occupancy, registrations, notices, authorizations or consents of, or filings with, any Governmental Entity.

“Permitted Encumbrances” means (i) Encumbrances arising from the Transaction Documents; (ii) Encumbrances identified in Section 2.9(b) of the Seller Disclosure Schedule or Part One of Section 2.10(l) of the Seller Disclosure Schedule (except to the extent that such Encumbrances have any effect on the Codec Assets); and (iii) licenses and obligations to license which have been entered into in the ordinary course of Seller’s business, and which have no effect on the Codec Assets and do not materially affect the value of the Patent Assets. For clarity: (i) an Encumbrance will be deemed to be entered into in the ordinary course of Seller’s business for the purpose of this definition if it conforms in material effect to other agreements previously entered into between Seller and third parties as listed in Part Two of Section 2.10(l) which were disclosed to Purchaser or its advisors prior to the date of this Agreement; and (ii) an Encumbrance will not be deemed to materially affect the value of the Patent Assets to the extent it is contained or implied in a bilateral license to a third Person (with or without pass-through or sublicense rights for customers of that third Person) which is limited in scope to software in which Seller owned all copyrights (with the exception of only minor or insubstantial portions of code) on the date of the grant and to derivatives of such software which do not add substantial additional or different functionality). As used in this definition, “bilateral license” includes non-negotiable, single-user clickwrap end user license agreements.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

“Post-Closing Covenants” has the meaning set forth in Section 8.1(b).

“Protected Communications” has the meaning set forth in Section 5.5(d).

“Purchase Price” has the meaning set forth in Section 1.6.

“Purchased Assets” has the meaning set forth in Section 1.1.

“Purchased Patents” has the meaning set forth in Section 1.1(a).

7

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnification Claim” has the meaning set forth in Section 8.3(a).

“Purchaser Indemnitees” has the meaning set forth in Section 8.2(a).

“Registered Seller Intellectual Property Rights” means (i) all Patents, registered Copyrights, applications to register Copyrights, and registrations for Domain Names included in the Seller Intellectual Property Rights that are registered, recorded or filed by, for, or under authorization from (or in the name of) Seller, and (ii) any other applications, registrations, recordings and filings by Seller (or otherwise authorized by or in the name of Seller) with respect to any Seller Intellectual Property Rights.

“Related Rights” means:

(i)	inventions and discoveries described in the Purchased Patents;

(ii)	patents that issue from any of the Purchased Patents or the items listed in (i) above;

(iii)	claims, causes of action and enforcement rights of any kind, whether currently pending, filed or otherwise, and whether known or unknown, under or arising from any of the Purchased Patents or the items listed in (i) and (ii) above, including all rights to pursue and collect damages, costs, injunctive relief and other remedies for past, current or future infringement of the Purchased Patents and including rights afforded under 35 U.S.C. § 154(d);

(iv)	royalties, income and other payments due as of the Closing and thereafter from any of the Purchased Patents or the items listed in (i) through (iii) above; and

(v)	rights to apply in any or all countries of the world for patents, certificates of invention, utility models, industrial design protection, design patent protection and other governmental grants or issuances of any kind related to any of the Purchased Patents or the items listed in (i) through (iv) above.

“Remote Telecommunication Protocol” means a protocol for the delivery, by way of remote communication, of all assets that would otherwise be included in Purchased Asset under Section 1.1 but for the fact that they are capable through the use of commercially reasonable efforts of transmission to Purchaser or Purchaser’s Affiliates via remote telecommunication. Such Remote Telecommunication Protocol shall be prepared by Purchaser and shall be reasonably acceptable to Seller and Purchaser, and shall include remote communication from one or more computers of Seller, Seller’s Subsidiaries or Seller’s Affiliates (as applicable) to one or more computers of Purchaser or Purchaser’s Affiliates, or otherwise in a manner that does not result in the transfer of any tangible embodiment of such assets, such as storage media that contains such assets or other tangible embodiments of such assets, to Purchaser (it being understood that no such storage media or other tangible embodiment is included in the Purchased Assets).

“Remotely Transferred Asset” has the meaning set forth in Section 1.2.

8

“Representatives” means, with respect to any Person, such Person’s officers, directors, principals, employees, counsel, advisors, auditors, agents, consultants, bankers and other representatives.

“Required Approvals” has the meaning set forth in Section 6.1(b).

“Seller” has the meaning set forth in the Preamble.

“Seller Disclosure Schedule” has the meaning set forth in the introduction to ARTICLE II.

“Seller Indemnification Claim” has the meaning set forth in Section 8.3(b).

“Seller Indemnitees” has the meaning set forth in Section 8.2(b).

“Seller Intellectual Property Rights” means the Patent Assets and any Codec Intellectual Property Rights.

“Selling Subsidiary” has the meaning set forth in Section 2.1.

“SIG” means a standards-setting organization, university or industry body, consortium, multi-party special interest group and any other collaborative or other group in which Seller or any Selling Subsidiary is currently participating, or in which Seller or any Selling Subsidiary has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Entity.

“Software” means all (i) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, subroutines and other components thereof; and (ii) computerized Databases and other computerized compilations and collections of data or information, including all data and information included in such Databases, compilations or collections.

“Specified Claims Expiration Date” has the meaning set forth in Section 8.1(c)(vi).

“Straddle Period Tax” has the meaning set forth in Section 1.7(d).

“Subsidiary” of Seller, Purchaser or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Seller, Purchaser or any such other Person, as the case may be (either alone or through or together with any other Subsidiary of such Person), (i) owns, directly or indirectly, fifty percent (50%) or more of the shares of capital stock or other equity interests that are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (ii) has the contractual or other power to designate a majority of the board of directors or other governing body (and, where the context permits, includes any predecessor of such an entity).

“Tax” means all direct and indirect statutory, governmental, federal, provincial, state, local, municipal, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security, employee-related social charges or contributions, excise, severance, stamp, occupation, premium, property, unclaimed property, escheat, windfall profits, customs, duties or other taxes, contributions, rates, levies, fees,

9

assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any Liability for payment of amounts described in clause (i) whether as a result of transferee Liability, of being a member of an affiliated, consolidated, combined, unitary or similar group for any period, or otherwise through operation of Law, and (iii) any Liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Tax Return” means any written or electronic return, certificate, declaration, notice, report, statement, election, information statement and document filed or required to be filed with respect to Taxes, amendments thereof, and schedules and attachments thereto.

“Taxing Authority” means any Governmental Entity having authority with respect to Taxes.

“Termination Date” has the meaning set forth in Section 9.1(b).

“Transaction Documents” means this Agreement, the Seller Disclosure Schedule, the CNDA, the Employment Agreements, the Non-Competition Agreements; the License Agreement; the Assignment and Assumption Agreement; the Bill of Sale; the Patent Assignment; any other contemporaneous agreements between the Seller and Purchaser; and each of the other agreements, certificates, documents and instruments contemplated hereby and thereby, including all Schedules and Exhibits hereto and thereto; provided, however, that the Patent Portfolio Acquisition Template shall not be a “Transaction Document.”

“Transactions” means the transactions contemplated by the Transaction Documents.

“Transfer Taxes” means any statutory, governmental, federal, state, local, municipal, foreign and other business and occupation, sales, use, registration, stamp, recording, documentary, filing, conveyancing, transfer, and other similar taxes.

“Transferred Consultant” has the meaning set forth in Section 5.3(b).

“Transferred Employee” has the meaning set forth in Section 5.3(a).

“WARN Act” has the meaning set forth in Section 2.8(g).

10

Exhibit A

Patent Assets

Exhibit A

PART 1

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN010d1	SYSTEM AND METHOD OF ORGANIZING AND EDITING METADATA	US	13092094	4/21/2011	US 2011-0218983 A1

RN012	SYSTEM AND METHOD FOR CONCEALING ERRORS IN AN AUDIO TRANSMISSION	US	9300797	4/27/1999		6597961	7/22/2003

RN013	SYSTEM AND METHOD FOR CROSS-FADING BETWEEN AUDIO STREAMS	US	9300798	4/27/1999		7302396	11/27/2007

RN014	SYSTEM AND METHOD OF PROVIDING FOR THE CONTROL OF A MUSIC PLAYER TO A DEVICE DRIVER	US	9577257	5/22/2000		7237198	6/26/2007

RN014c2	SYSTEM AND METHOD OF PROVIDING FOR THE CONTROL OF A MUSIC PLAYER TO A DEVICE DRIVER	US	13013679	1/25/2011	US 2011-0154202 A1

RN015c1	SYSTEM AND METHOD FOR GENERATING MULTIPLE SYNCHRONIZED ENCODED REPRESENTATIONS OF MEDIA DATA	US	11022474	12/22/2004	US 2005-0123058 A1	7885340	2/8/2011

RN016	SYSTEM AND METHOD FOR PROVIDING UPDATE	US	9318755	5/25/1999		6996627	2/7/2006

RN016c1	SYSTEM AND METHOD FOR PROVIDING UPDATE	US	11344584	1/30/2006	US 2006-0206607 A1	7650423	1/19/2010

RN016c2	SYSTEM AND METHOD FOR PROVIDING UPDATE	US	12647219	12/24/2009	US 2010-0121983 A1

RN017	SYSTEM AND METHOD FOR UPDATING INFORMATION VIA A NETWORK	US	9318438	5/25/1999		7062765	6/13/2006

RN017c1	SYSTEM AND METHOD FOR UPDATING INFORMATION VIA A NETWORK	US	11419700	5/22/2006	US 2006-0265471 A1	7844963	11/30/2010

RN018	SYSTEM AND METHOD FOR GENERATING VIDEO FRAMES AND CORRECTING MOTION	US	9345577	6/30/1999		6760378	7/6/2004

RN018c1	SYSTEM AND METHOD FOR GENERATING VIDEO FRAMES AND CORRECTING MOTION	US	10838991	5/4/2004	US 2004-0208246 A1	7738562	6/15/2010

RN019	SYSTEM AND METHOD FOR GENERATING VIDEO FRAMES AND POST FILTERING	US	9345584	6/30/1999		6753865	6/22/2004

RN020	SYSTEM AND METHOD FOR GENERATING VIDEO FRAMES	US	9345686	6/30/1999		6731818	5/4/2004

RN020de		Germany	10084783.8	6/30/2000

RN020uk		GB	130614.1	5/30/2000		2368744	12/24/2003

RN021	SYSTEM AND METHOD FOR GENERATING VIDEO FRAMES AND DETECTING TEXT	US	9345576	6/30/1999		6735338	5/11/2004

RN022	SYSTEM AND METHOD FOR PLAY WHILE RECORDING	US	9549988	4/14/2000		6937814	8/30/2005

RN022c1	SYSTEM AND METHOD FOR PLAY WHILE RECORDING	US	11175622	7/5/2005	US 2005-0244134 A1	7925137	4/12/2011

RN022c1d1	SYSTEM AND METHOD FOR PLAY WHILE RECORDING	US	13042180	3/7/2011	US 2011-0150418 A1

RN022UK		GB	226072.7

RN024	SYSTEM AND METHOD OF TRANSMITTING DATA PACKETS	US	9454870	12/3/1999		6889257	5/3/2005

RN024c1	SYSTEM AND METHOD OF TRANSMITTING DATA PACKETS	US	11108980	4/19/2005	US 2005-0188099 A1	7451228	11/11/2008

RN024uk		GB	215391.4	11/29/2000		2376148	2/25/2004

RN025	SYSTEM AND METHOD FOR DETERMINING NETWORK CONDITIONS	US	9246506	2/8/1999		6731600	5/4/2004

RN025C1	SYSTEM AND METHOD FOR DETERMINING NETWORK CONDITIONS	US	10800535	3/15/2004		7948906	5/24/2011

RN025c2	SYSTEM AND METHOD FOR DETERMINING NETWORK CONDITIONS	US	12965750	12/10/2010	US 2011-0080840 A1

RN026	SYSTEM AND METHOD FOR PROVIDING RANDOM ACCESS TO A MULTIMEDIA OBJECT OVER A NETWORK	US	9167521	10/6/1998		6314466	11/6/2001

RN026d1	SYSTEM AND METHOD FOR PROVIDING RANDOM ACCESS TO A MULTIMEDIA OBJECT OVER A NETWORK	US	9966375	9/27/2001		6633918	10/14/2003

RN026d2	SYSTEM AND METHOD FOR PROVIDING RANDOM ACCESS TO A MULTIMEDIA OBJECT OVER A NETWORK	US	10646933	8/22/2003	US 2004-0046790 A1	7284065	10/16/2007

RN026d3	SYSTEM AND METHOD FOR PROVIDING RANDOM ACCESS TO A MULTIMEDIA OBJECT OVER A NETWORK	US	11975364	10/16/2007	US 2008-0215746 A1

RN027	A SYSTEM AND METHOD FOR REGULATING THE TRANSMISSION OF MEDIA DATA	US	9175208	10/19/1998		6487663	11/26/2002

1

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN027c1	SYSTEM AND METHOD FOR REGULATING THE TRANSMISSION OF MEDIA DATA	US	10189854	7/3/2002		6671807	12/30/2003

RN027c2	SYSTEM AND METHOD FOR REGULATING THE TRANSMISSION OF MEDIA DATA	US	10690736	10/21/2003		6934837	8/23/2005

RN027c4	SYSTEM AND METHOD FOR REGULATING THE TRANSMISSION OF MEDIA DATA	US	11881693	7/26/2007		7930561	4/19/2011

RN028	SYSTEM AND METHOD OF MANAGING METADATA DATA	US	9549986	4/14/2000		6760721	7/6/2004

RN028re	SYSTEM AND METHOD OF MANAGING METADATA DATA	US	11452187	6/12/2006		RE42101	2/1/2011

RN028reD1		US	12547341	8/25/2009

RN029	METHOD AND APPARATUS FOR RECOMMENDING SELECTIONS BASED ON PREFERENCES IN A MULTI-USER SYSTEM	US	8119793	9/9/1993		5583763	12/10/1996

RN029c2	METHOD AND APPARATUS FOR RECOMMENDING SELECTIONS BASED ON PREFERENCES IN A MULTI-USER SYSTEM	US	9874563	6/5/2001	US 2001-0053994 A1	7050988	5/23/2006

RN029c3	METHOD AND APPARATUS FOR RECOMMENDING SELECTIONS BASED ON PREFERENCES IN A MULTI-USER SYSTEM	US	11383734	5/16/2006	US 2006-0265369 A1	7461055	12/2/2008

RN030	AUDIO-ON-DEMAND COMMUNICATION SYSTEM	US	8347582	11/30/1994		5793980	8/11/1998

RN030c1	AUDIO-ON-DEMAND COMMUNICATION SYSTEM	US	9042172	3/13/1998		6151634	11/21/2000

RN030c2	A MULTIMEDIA COMMUNICATIONS SYSTEM AND METHOD FOR PROVIDING AUDIO ON DEMAND TO SUBSCRIBERS	US	9237099	1/25/1999		6985932	1/10/2006

RN030c3	AUDIO-ON-DEMAND COMMUNICATION SYSTEM	US	11422305	6/5/2006	US 2006-0271989 A1	7500011	3/3/2009

RN030c4	AUDIO-ON-DEMAND COMMUNICATION SYSTEM	US	12368871	2/10/2009	US 2009-0144781 A1

RN030c5

RN030c6	AUDIO-ON-DEMAND COMMUNICATION SYSTEM	US	9971954	10/4/2001		7349976	3/25/2008

RN030c7	AUDIO ON-DEMAND COMMUNICATION SYSTEM	US	13309454	12/1/2011

RN030d1	AUDIO-ON DEMAND COMMUNICATION SYSTEM	US	9568525	5/9/2000		7464175	12/9/2008

RN034	ERROR MITIGATION AND CORRECTION IN THE DELIVERY OF ON DEMAND AUDIO	US	8631846	4/12/1996		5917835	6/29/1999

RN035	METHOD AND APPARATUS FOR PERFORMING FAST DISCRETE COSINE TRANSFORMS AND FAST INVERSE DISCRETE COSINE TRANSFORMS USING LOOK-UP TABLES	US	8125590	9/23/1993		6112219	8/29/2000

RN035de		Germany	EU94929314.6	9/23/1993

RN035ep		EP	94929314.6	9/23/1993

RN036	PARALLEL PROCESSING OF DIGITAL SIGNALS IN A SINGLE ARITHMETIC/LOGIC UNIT	US	8172323	12/22/1993		5689592	11/18/1997

RN037	COMPUTER TELECONFERENCING METHOD	US	8242271	5/13/1994		5587928	12/24/1996

RN038	METHOD AND APPARATUS FOR APPLYING GAMMA PREDISTORTION TO A COLOR	US	8332122	10/31/1994		5565931	10/15/1996

RN041	IMAGE SIGNAL CODER OPERATING AT REDUCED	US	8504631	6/7/1995		5854858	12/29/1998

RN041d1	IMAGE SIGNAL CODER OPERATING AT REDUCED	US	8986841			5917954	6/29/1999

RN042	METHOD AND APPARATUS FOR ENHANCING IMAGES USING HELPER SIGNALS	US	8480169	6/7/1995		5818972	10/6/1998

RN044	WATERMARKING METHOD AND APPARATUS FOR COMPRESSED DIGITAL VIDEO	US	8710246	9/13/1996		5809139	9/15/1998

RN045	METHOD AND APPARATUS FOR PROVIDING SCALABLE PRE- COMPRESSED DIGITAL VIDEO WITH REDUCED QUANTIZATION BASED ARTIFACTS	US	9177406	10/23/1998		6480541	11/12/2002

RN045c1	METHOD AND APPARATUS FOR PROVIDING SCALABLE PRE-COMPRESSED DIGITAL VIDEO WITH REDUCED QUANTIZATION BASED ARTIFACTS	US	10292257	11/12/2002		7075986	7/11/2006

RN047	METHOD AND APPARATUS FOR PERFORMING FAST REDUCED COEFFICIENT DISCRETE COSINE TRANSFORMS	US	8332535	10/31/1994		5712809	1/27/1998

RN047d1	METHOD AND APPARATUS FOR PERFORMING FAST REDUCED COEFFIECIENT DISCRETE COSINE TRANSFORMS	US	8940191	9/29/1997		5822003	10/13/1998

2

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN048	FAST INVERSE DISCRETE TRANSFORM USING SUBWORDS FOR DECOMPRESSION OF INFORMATION	US	7911824	7/10/1992		5394349	2/28/1995

RN049	SYSTEM AND METHOD FOR CREATING AND DISPLAYING CLASSES OF GRAPHICAL DISPLAY OBJECTS	US	9576359	5/22/2000		7941756	5/10/2011

RN049d1		US	13078566	4/1/2011

RN050	SYSTEM AND METHOD FOR MANIPULATING COMPRESSED FILES	US	8714649	9/16/1996		5802520	9/1/1998

RN052c1	SYSTEM AND METHOD FOR SEAMLESSLY JOINING MULTICAST SESSION	US	11219531	9/2/2005		7535903	5/19/2009

RN052c2	SYSTEM AND METHOD FOR SWITCHING FROM A UNICAST TO A MULTICAST DATA TRANSMISSION SESSION	US	12427549	4/21/2009	US 2009-0201929 A1	7920562	4/5/2011

RN053	SYSTEM AND METHOD FOR INTRACODING VIDEO DATA	US	9732522	12/6/2000		6765964	7/20/2004

RN053c1	SYSTEM AND METHOD FOR INTRACODING VIDEO DATA	US	10848992	5/18/2004		7706444	4/27/2010

RN053c2	SYSTEM AND METHOD FOR INTRACODING AND DECODING VIDEO DATA	US	12767744	4/26/2010	US 2010-0296578 A1

RN054	VIDEO COMPRESSION AND DECOMPRESSION SYSTEM WITH POSTFILTER TO FILTER CODING ARTIFACTS	US	9731474	12/6/2000		7054500	5/30/2006

RN055	SYSTEMS AND METHODS FOR VIDEO COMPRESSION	US	9865037	10/1/2001		7123656	10/17/2006

RN056	AUTOMATED INVERSE TELECINE CONVERSION	US	9732217	12/6/2000		6724433	4/20/2004

RN056c1	AUTOMATED INVERSE TELECINE CONVERSION	US	10806597	3/23/2004		7369179	5/6/2008

RN056c2	AUTOMATED INVERSE TELECINE CONVERSION	US	12080528	4/2/2008	US 2008-0211965 A1	7898599	3/1/2011

RN058	SYSTEMS AND METHODS FOR CREATING SELF-EXTRACTING FILES	US	9818134	3/27/2001	US 2002-0143792 A1

RN059	SYSTEMS AND METHODS FOR MULTIPLE-FILE DATA COMPRESSION	US	9754983	1/5/2001	US 2002-0033762 A1	6522268	2/18/2003

RN062	INSTRUCTION/DATA PROTECTION EMPLOYING DERIVED OBSCURING	US	9552951	4/20/2000		7000119	2/14/2006

RN065	SCALABLE AND EXTENSIBLE SECURE RENDERING OF DIGITAL CONTENT	US	10075471	2/13/2002	US 2003-0154391 A1	7636860	12/22/2009

RN065c1	SCALABLE AND EXTENSIBLE SECURE RENDERING OF DIGITAL CONTENT	US	12625383	11/24/2009	US 2010-0131776 A1	7636860	12/22/2009

RN068	METHOD AND APPARATUS FOR SOTFWARE DELIVERY AND MANAGEMENT	US	10105072	3/20/2002	US 2003-0181242 A1

RN072c1	SYSTEMS AND METHODS FOR DYNAMIC ACCESS TO PROGRAM FEATURES	US	12962450	12/7/2010	US 2011-0138445 A1

RN073c1	SYSTEM AND METHOD FOR PROVIDING INTEGRATED MEDIA US		12719680	3/8/2010	US 2010-0169464 A1

RN074	LICENSING DIGITAL CONTENT	US	10608278	6/27/2003		7748030	6/29/2010

RN076	SYSTEMS AND METHOD FOR PROVIDING TARGETED MESSAGE IN A MEDIA PLAYER	US	10303492	11/20/2002	US 2004-0044569 A1

RN077	METHOD AND APPARATUS FOR DYNAMIC DATA-TYPE MANAGEMENT	US	10253397	9/23/2002	US 2004-0059776 A1	7263688	8/28/2007

RN078	METHOD AND APPARATUS FOR RESIZING VIDEO CONTENT DISPLAYED WITHIN A GRAPHICAL USER INTERFACE	US	10211990	8/1/2002	US 2004-0025112 A1	7549127	6/16/2009

RN079	METHOD AND APPARATUS FOR PRESERVING MATRIX SURROUND INFORMATION IN ENCODED AUDIO/VIDEO	US	10295582	11/14/2002	US 2003-0231774 A1	7428440	9/23/2008

RN079c1	PRESERVING MATRIX SURROUND INFORMATION IN ENCODED AUDIO/VIDEO SYSTEM AND METHOD	US	12235504	9/22/2008	US 2009-0041256 A1

RN079EP		EP	3731046.3	4/22/2003

RN079HK		Hong Kong	5102483.5	3/22/2005

RN080	METHOD AND APPARATUS FOR DISTRIBUTING BINARY PRESENTATIONS WITHIN DIGITAL MEDIA CONTENT FILES US		10302670	11/22/2002	US 2004-0103207 A1	7849159	12/7/2010

RN082	METHOD AND SYSTEM OF DYNAMIC TRANSFORMATION OF ENCRYPTED MATERIAL	US	8935955	9/23/1997		5991402	11/23/1999

RN082ca		Canada	2303049	3/10/2000		2303049	1/29/2008

RN082cn		China	98811446.1	9/21/1998		ZL98811446.1	10/25/2006

RN082de		Germany	98947171.9	9/21/1998		1018237	11/25/2009

RN082ep		EP	98947171.9	9/21/1998		1018237	11/25/2009

RN082fr		France	98947171.9	9/21/1998		1018237	11/25/2009

RN082gb		GB	98947171.9	9/21/1998		1018237	11/25/2009

RN082id		Indonesia	W20000763	9/21/1998

3

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN082il		Israel	135048	9/21/1998

RN082jp		Japan	2000-513380	9/21/1998		4309042	5/15/2009

RN082JPd1		Japan	2008-070026	3/18/2008		JP4658156	1/7/2011

RN082kr		Korea	10-2000-7003018	3/22/2000		609598	7/29/2006

RN082si		Singapore or Slovenia	200001555-2

RN083	AUTOMATIC DEINTERLACING AND INVERSE TELECINE	US	10340376	1/10/2003	US 2004-0135924 A1	7154555	12/26/2006

RN083c1	AUTOMATIC DEINTERLACING AND INVERSE TELECINE	US	11541767	10/2/2006	US 2007-0024703 A1	7605866	10/20/2009

RN084	STOCHASTIC ADAPTIVE STREAMING OF CONTENT	US	10340105	1/10/2003	US 2004-0139215 A1	6968387	11/22/2005

RN084cn		China	480006041.6	1/12/2004		ZL200480006041.6	3/4/2009

RN084EP		EP	4701536.7	1/12/2004

RN084jp		Japan	2005-5009013	6/11/2005

RN085	SYSTEMS AND METHODS FOR SELECTING BUFFERING TIME FOR MEDIA DATA	US	10354439	1/29/2003		7925770	4/12/2011

RN085c1	SYSTEMS AND METHODS FOR SELECTING BUFFERING TIME FOR MEDIA DATA	US	13043363	3/8/2011	US 2011-0161493 A1

RN085d1	SYSTEMS AND METHODS FOR SELECTING BUFFERING TIME FOR MEDIA DATA	US	13041171	3/4/2011	US 2011-0153860 A1

RN086c1	METHOD AND PROCESS FOR TRANSMITTING VIDEO CONTENT US		10372025	2/21/2003	US 2004-0153648 A1	7302057	11/27/2007

RN087	BUFFER MANAGEMENT FOR STREAMING	US	10323610	12/18/2002

RN088	KEY BASED DECIPHER INCLUDING ITS GENERATION, DISTRIBUTION AND USAGE	US	10377346	2/27/2003	US 2004-0190713 A1	7263185	8/28/2007

RN089	SYSTEM AND METHOD FOR UNINTERRUPTED STREAMING	US	10793018	3/3/2004		7925771	4/12/2011

RN089c1		US	13048691	4/21/2011	US 2011-0167169 A1

RN090	SYSTEM AND METHOD FOR THE DISTRIBUTION OF SOFTWARE PRODUCTS	US	10390503	3/13/2003	US 2004-0181459 A1	7668752	2/23/2010

RN090d1		US	12710269	2/22/2010	US 2010-0153195 A1

RN093UK		GB	524828.1	5/6/2004		GB2417636	9/26/2007

RN094	METHOD AND PROCESS FOR PRODUCING A SEQUENCE OF DATA REQUEST USER	US	10425562	4/29/2003	US 2004-0230909 A1	7774235	8/10/2010

RN096	SYSTEMS AND METHODS FOR THE EFFICIENT READING OF DATA IN A SERVER SYSTEM	US	10418967	4/17/2003		7237061	6/26/2007

RN097	DIGITAL AUDIO SIGNAL COMPRESSION METHOD AND APPARATUS	US	10826469	4/16/2004	US 2004-0208169 A1

RN099	CONTEXT-ADAPTIVE VLC VIDEO TRANSFORM COEFFICIENTS ENCODING/DECODING METHODS AND APPARATUSES	US	10232337	8/30/2002	US 2003-0202601 A1	7099387	8/29/2006

RN099cn		China	3811582.4	3/12/2003		3811582.4	1/15/2010

RN099d1	CONTEXT-ADAPTIVE VLC VIDEO TRANSFORM COEFFICIENTS ENCODING/DECODING METHODS AND APPARATUSES	US	11467531	8/25/2006	US 2007-0041449 A1	7920629	4/5/2011

RN099ep		EP	3745537.5	3/12/2003

RN099jp		Japan	2003-581508	3/20/2003		4515097	5/21/2010

RN099kr		Korea	2004-7015033	3/12/2003		10-2004-7015033	5/7/2010

RN101	METHOD AND APPARATUS FOR CONTROLLING ACCESS RESTRICTIONS FOR	US	10877955	6/24/2004	US 2005-0038996 A1

RN102	MULTIPLE ENTITY CONTROL OF ACCESS RESTRICTIONS FOR MEDIA PLAYBACK	US	10877956	6/24/2004	US 2005-0086683 A1	7437769	10/14/2008

RN104	INTRA CODING VIDEO DATA METHODS AND APPARATUSES	US	10525164	2/22/2005	US 2006-0056518 A1	7606312	10/20/2009

RN104cn		China	3820368.5	6/12/2003		3820368.5	4/22/2009

RN104cnd1		China	2.0091E+11	3/2/2009

RN104epd1		EP	6124547.8	11/22/2006

RN104epd1gb		GB	6124547.8	11/22/2006

RN104hk		Hong Kong	6104095	4/3/2006		1082146	12/18/2009

RN104JP		Japan	2004-562614	6/12/2003		4491349	4/9/2010

RN104kr		Korea	10-2005-7000286	6/12/2003

RN109	RIGHTS ENFORCEMENT AND USAGE REPORTING ON A CLIENT DEVICE	US	10719674	11/21/2003	US 2005-0022025 A1	7949877	5/24/2011

RN109c1		US	13092848	4/22/2011	US 2011-0197078 A1

RN110	AUDIO DELIVERY AND RENDERING METHOD AND	US	9505486	2/16/2000		7099848	8/29/2006

RN110ep		EP	911842.3	2/16/2000		1155402	8/30/2006

RN110epD1		EP	6012366.8	9/16/2000

RN110gb		GB	911842.3	2/16/2000		1155402	8/30/2006

RN110jp		Japan	2000-600,258	2/16/2000		4794047	8/5/2011

RN111	DIGITAL AUDIO AND VIDEO PLAYBACK WITH PERFORMANCE COMPLEMENT TESTING	US	10335041	12/30/2002	US 2003-0105678 A1	7020637	3/28/2006

RN112au		Australia	2001233320	2/5/2001		2001233320	6/25/2009

RN112ca		Canada	2399657	12/8/2000

RN112cn		China	1806572.4	2/5/2001		ZL 01806572.4	11/7/2007

RN112d1	SYSTEM FOR DISTRIBUTED MEDIA NETWORK AND META DATA SERVER	US	11751453	5/21/2007	US 2007-0300222 A1	7792787	9/7/2010

RN112ep		EP	1905441	2/5/2001		1256225	8/18/2010

RN112hk		Hong Kong	3102834.3	2/5/2001

RN112JP		Japan	2001-557289	2/5/2001

4

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN112KR		Korea	10-2002-7010067	2/5/2001		831768	5/16/2008

RN113	DELIVERING MEDIA DATA TO PORTABLE COMPUTING DEVICES	US	10046933	10/26/2001	US 2003-0018581 A1

RN113CA		Canada	2426958	10/26/2001

RN113jp		Japan	2002-548951	10/26/2001		4298292	4/24/2009

RN114	GRAPHICAL USER INTERFACE WITH MOVEABLE, MERGEABLE ELEMENTS	US	9663296	9/15/2000		6857106	2/15/2005

RN114C1	DYNAMIC GRAPHIC USER INTERFACE	US	11039070	1/19/2005	US 2005-0270307 A1	7818687	10/19/2010

RN115	SCHEDULED RETRIEVAL, STORAGE AND ACCESS OF	US	9733698	12/8/2000	US 2002-0019990 A1	7565675	7/21/2009

RN115c1	SCHEDULED RETRIEVAL, STORAGE AND ACCESS OF	US	12414544	3/30/2009	US 2009-0183212 A1	7721314	5/18/2010

RN115c2	SCHEDULED RETRIEVAL, STORAGE AND ACCESS OF	US	12768660	4/27/2010	US 2010-0268898 A1

RN115CA		Canada	2393824	10/8/2000

RN115EP		EP	989238.1	12/8/2000

RN115HK		Hong Kong	3101064.6	12/8/2000

RN115KR		Korea	10-2002-7007370	12/8/2000		782255	11/28/2007

RN117	DIGITAL AUDIO AND VIDEO PLAYBACK WITH PERFORMANCE COMPLEMENT TESTING	US	9488047	1/20/2000		6611813	8/26/2003

RN118	INTERACTIVE DELIVERY OF MEDIA USING DYNAMIC PLAYLIST GENERATION SUBJECT TO RESTRICTIVE	US	10021752	10/29/2001		7689705	3/30/2010

RN118c1		US	12749177	3/29/2010	US 2010-0241701 A1

RN119	SUBSCRIPTION MANAGEMENT	US	10630372	7/30/2003	US 2005-0027545 A1	7805315	9/28/2010

RN120	MEDIA SERVICE DELIVERY SYSTEM PROVIDING CONDITIONAL ACCESS TO MEDIA CONTENT FROM VARIOUS	US	10786891	2/24/2004	US 2004-0261093 A1

RN120hk		Hong Kong	6105939.7	2/24/2004		1089249	5/23/2006

RN120UK		GB	517229.1	2/24/2004		GB2414320	8/22/2007

RN121	PARALLEL VIDEO DECODING	US	10656537	9/5/2003	US 2005-0053157 A1	7627039	12/1/2009

RN126	DIGITAL RIGHTS MANAGEMENT HANDLER AND RELATED	US	10660302	9/10/2003		7681035	3/16/2010

RN126c1		US	12725298	3/16/2010	US 2010-0235631 A1

RN129	DEVICES AND RELATED METHODS FOR FACILITATING CONSUMER ACCESS TO PROTECTED DIGITAL CONTENT	US	11009539	12/10/2004

RN131	SYSTEM AND METHOD FOR DISTRIBUTING PROTECTED AUDIO CONTENT ON OPTICAL	US	10659985	9/10/2003		7685646	3/23/2010

RN132	METHOD AND APPARATUS FOR BUFFERING STREAMING MEDIA	US	10736452	12/14/2004	US 2005-0132417 A1	7558806	7/7/2009

RN132GB		GB	611856.6	12/14/2004		GB2424299	8/22/2007

RN139	CERTIFICATE BASED DIGITAL RIGHTS MANAGEMENT	US	10736451	12/14/2003	US 2005-0132209 A1	7185195	2/27/2007

RN139c1	CERTIFICATE BASED DIGITAL RIGHTS MANAGEMENT	US	11710873	2/26/2007	US 2007-0226489 A1	7930764	4/19/2011

RN139DE		Germany	11 2004 002 470.6	12/14/2004		1.12004E+11	12/30/2010

RN139GB		GB	611855.8	12/14/2004		2425383	5/15/2007

RN140	DIGITAL RIGHTS MANAGEMENT FOR CONTENT RENDERING ON PLAYBACK DEVICES	US	10719981	11/21/2003	US 2005-0114896 A1	7882034	2/1/2011

RN140GB		GB	609943.6	11/11/2004		2423393	7/8/2008

RN141	AUTO-NEGOTIATION OF CONTENT OUTPUT FORMATS USING A SECURE COMPONENT	US	10736219	12/14/2003	US 2005-0132208 A1	7721111	5/18/2010

RN141c1	AUTO-NEGOTIATION OF CONTENT FORMATS USING A SECURE COMPONENT MODEL	US	12767727	4/26/2010	US 2010-0268965 A1

RN143	EVENT SCHEDULING	US	10762218	1/21/2004	US 2005-0160367 A1

RN145	HIGH FREQUENCY EMPHASIS IN DECODING OF ENCODED SIGNALS	US	10988873	11/15/2004	US 2005-0105622 A1

RN146	DIGITAL AUDIO SIGNAL COMPRESSION METHOD AND APPARATUS	US	10988807	11/15/2004	US 2005-0063368 A1	7742926	6/22/2010

RN146c1	DIGITAL AUDIO SIGNAL COMPRESSION METHOD AND APPARATUS	US	12786358	5/24/2010	US 2010-0235174 A1

RN147	COMPACT SIGNAL CODING METHOD AND APPARATUS	US	10964856	10/13/2004	US 2005-0080829 A1	7519520	4/14/2009

RN149	DATA COMPILATION SYSTEM AND METHOD	US	11112021	4/22/2005	US 2006-0241955 A1	7617296	11/10/2009

RN151	PLAYLIST COMPILATION SYSTEM AND METHOD	US	11112441	4/22/2005	US 2006-0242106 A1

RN152	PROVIDING SUBSCRIBED MEDIA CONTENT TO PORTABLE MEDIA PLAYER DEVICES ASSOCIATED WITH SUBSCRIBERS	US	11618726	12/29/2006	US 2008-0046262 A1

RN154	CONTEXT-ADAPTIVE MACROBLOCK TYPE ENCODING/DECODING	US	10508597	9/21/2004	US 2005-0147160 A1	7978765	7/12/2011

RN155	SYSTEM AND METHOD FOR OBTAINING AND SHARING MEDIA CONTENT	US	11242223	10/3/2005	US 2006-0085351 A1

RN155ep		EP	6816099.3	5/3/2008

RN155jp		Japan	2008-534620

RN155kr		Korea	10-2008-7010636

RN156	SYSTEM AND METHOD FOR CACHING	US	11242339	10/3/2005	US 2006-0085349 A1

RN156ep		EP	6816048	4/24/2008

RN156jp		Japan	2008-534605

5

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN156kr		Korea	#1020087010637

RN157	SYSTEM AND METHOD FOR SUPPLEMENTING A RADIO PLAYLIST WITH LOCAL CONTENT	US	11242315	10/3/2005	US 2007-0079352 A1	7793823	9/14/2010

RN158	SYSTEM AND METHOD FOR RELICENSING CONTENT	US	11242341	10/3/2005	US 2006-0085352 A1

RN159	SYSTEM AND METHOD FOR RELICENSING CONTENT	US	11322717	12/30/2005	US 2006-0259436 A1

RN161	SYSTEM AND METHOD FOR ENABLING AN ACTION	US	11322314	12/30/2005	US 2006-0259429 A1

RN162	SYSTEM AND METHOD FOR AUTOMATICALLY TRANSFERRING DYNAMICALLY CHANGING CONTENT	US	11322720	12/30/2005	US 2006-0265329 A1

RN163	SYSTEM AND METHOD FOR GENERATING HOMOGENEOUS METADATA FROM PRE-EXISTING METADATA	US	11397301	3/29/2006	US 2007-0078885 A1

RN166	LICENSE CONFIRMATION VIA EMBEDDED CONFIRMATION CHALLENGE	US	11110303	4/19/2005	US 2006-0235802 A1

RN167	SYSTEM AND METHOD FOR TRANSFERRING PLAYLISTS	US	11501169	8/7/2006	US 2007-0073727 A1

RN168	SYSTEM AND METHOD FOR UPDATING PROFILES	US	11501200	8/7/2006	US 2007-0067309 A1

RN174	SYSTEM AND METHOD FOR AUTOMATICALLY MANAGING MEDIA	US	11501173	8/7/2006	US 2007-0073728 A1

RN180	SYSTEM AND METHOD FOR SHARING PERSONAS	US	11500577	8/7/2006	US 2007-0073725 A1

RN182c1	PERSONAL MEDIA DEVICE	US	13099115	5/2/2011	US 2011-0231572 A1

RN198	SYSTEM AND METHOD FOR RENDERING MULTIPLE USER INTERFACES	US	11624977	1/19/2007	US 2008-0178112 A1

RN202	METHOD AND APPARATUS FOR GENERATING APPLICATION PROGRAMS FOR MULTIPLE HARDWARE AND/OR SOFTWARE	US	11265784	11/1/2005	US 2007-0174818 A1

RN210	SYSTEMS AND METHODS FOR CONTROLLING STREAMING DATA	US	11444983	6/1/2006

RN213	SYSTEMS AND METHODS FOR PROVIDING NOTIFICATION OF STREAMING DATA	US	11444982	6/1/2006

RN218	COLLABORATIVE PLAYLIST SYSTEM AND METHOD	US	11672741	2/8/2007	US 2008-0195239 A1

RN219	SYSTEM AND METHOD FOR AUTOMATICALLY GENERATING A RESULT SET	US	11506456	8/18/2006	US 2008-0046408 A1	7788249	8/31/2010

RN219c1	SYSTEM AND METHOD FOR OFFERING COMPLEMENTARY PRODUCTS / SERVICES	US	11619061	1/2/2007	US 2008-0046332 A1	8055639	11/8/2011

RN219c2	SYSTEM AND METHOD FOR GENERATING REFERRAL FEES	US	11619042	1/2/2007	US 2008-0046318 A1	7711725	5/4/2010

RN224	SYSTEM AND METHOD FOR LOCATING AND CAPTURING DESIRED MEDIA CONTENT FROM MEDIA BROADCASTS	US	10046341	10/29/2001		7987280	7/26/2011

RN224c1	SYSTEM AND METHOD FOR LOCATING AND CAPTURING DESIRED MEDIA CONTENT FROM MEDIA BROADCASTS	US	13161409	4/22/2011	US 2011-0246649 A1

RN225	SYSTEMS AND METHODS FOR STREAMING DATA	US	11541780	10/2/2006

RN227	SYSTEM AND/OR METHOD FOR ADJUSTING FOR INPUT LATENCY IN A HANDHELD DEVICE	US	11450154	6/9/2006	US 2007-0087836 A1	7982739	8/6/1996

RN227c1	APPARATUS AND METHOD FOR ADJUSTING FOR INPUT LATENCY IN AN ELECTRONIC DEVICE	US	13183586	7/15/2011	US 2011-0270426 A1

RN229EP		EP	6789425.3	8/7/2006

RN233o1	ADVANCED WATERMARKING SYSTEM AND METHOD	US	12193709	8/18/2008	US 2009-0070587 A1

RN233o2	ADVANCED WATERMARKING SYSTEM AND METHOD	US	12300980	8/18/2008	US 2010-0226523 A1

RN233o3	ADVANCED MULTI-CHANNEL WATERMARKING SYSTEM AND METHOD	US	12193703	8/18/2008	US 2009-0074185 A1

RN233x	ADVANCED MULTI-CHANNEL WATERMARKING SYSTEM AND METHOD	US	12300566		US 2010-0246810 A1

RN234	WEB MEDIA ASSET IDENTIFICATION SYSTEM AND	US	11756588	5/31/2007	US 2008-0301280 A1	7890854	2/15/2011

RN234cn		China	2.0088E+11	5/30/2008

RN234d1	WEB MEDIA ASSET ID SYSTEM AND METHOD	US	13026960	2/14/2011	US 2011-0173523 A1

RN234ep		EP	8831649.2	11/13/2009

RN234jp		Japan	2010-510522	5/30/2010

RN234kr		Korea	tbd

RN235	SYSTEM AND METHOD FOR COMBINING MEDIA DATA	US	11829672	7/27/2007	US 2009-0028188 A1	8027365	9/27/2011

RN235cn		China	2008-80107442.9

RN235ep		EP	8782237.5	7/23/2008

RN235in		India	227/KOLNP/2010

RN235jp		Japan	2010-518350

RN235kr		Korea	10-2010-7004091

RN236	SYSTEM AND METHOD FOR DISTRIBUTING MEDIA DATA	US	11829616	7/27/2007	US 2009-0031007 A1	7694006	4/6/2010

RN236cn		China	2008-80107285.1	7/23/2008

RN236ep		EP	8796480.5	1/15/2010

RN236in		India	246/KOLNP/2010

RN236jp		Japan	2010-518349

6

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN236kr		Korea	10-2010-7004093

RN241	DYNAMIC CONTENT INSERTION METHOD AND SYSTEM	US	11745617	5/8/2007	US 2008-0281686 A1

RN243	METHOD AND SYSTEM FOR DEEP METADATA POPULATION OF MEDIA CONTENT	US	12023648	1/31/2008	US 2009-0198732 A1

RN243pct	METHOD AND SYSTEM FOR DEEP METADATA POPULATION OF MEDIA CONTENT	PCT	PCT/US09/32108	1/27/2009

RN244	SYSTEM AND METHODS FOR SELECTIVE ADVERTISING IN MEDIA CONTENT	US	12853153	8/9/2010

RN247	TRACK SHUFFLING SYSTEM AND METHOD	US	12034322	2/20/2008	US 2008-0215629 A1

RN249	METHOD AND SYSTEM FOR IMPROVING THE QUALITY OF DEEP METADATA ASSOCIATED WITH MEDIA CONTENT	US	12024567	2/1/2008	US 2009-0198700 A1	7840581	11/23/2010

RN250x1	VARIABLE FIDELITY MEDIA PROVISION SYSTEM AND	US	12181316	7/28/2008	US 2009-0030976 A1

RN250x2	ADAPTIVE VARIABLE FIDELITY MEDIA DISTRIBUTION SYSTEM AND METHOD	US	12181310	7/28/2008	US 2009-0031038 A1	7953882	5/31/2011

RN250x2d1	ADAPTIVE VARIABLE FIDELITY MEDIA DISTRIBUTION SYSTEM AND METHOD	US	13092853	4/22/2011	US 2011-0196942 A1

RN251	SYSTEM AND METHOD FOR CONFIGURING A CLIENT ELECTRONIC DEVICE	US	11767825	6/25/2007	US 2008-0059567 A1	8095626	1/10/2012

RN251c1	SYSTEM AND METHOD FOR CONFIGURING A CLIENT ELECTRONIC DEVICE	US	13347536	1/10/2012

RN251ca		Canada	2688476	5/30/2008

RN251cn		China	2.0088E+11	1/29/2010

RN251ep		EP	8756509.9	12/8/2009

RN251jp		Japan	2010-510513	3/18/2010

RN251kr		Korea	10-2009-7024881	11/27/2009

RN261	SYSTEMS AND METHODS FOR CONTENT PLAYBACK AND RECORDING	US	12483107	6/11/2009	US 2009-0319807 A1

RN270pr

RN290	DISPLAY WINDOW CONTROL SYSTEM AND METHOD	US	12722443	3/11/2010	US 2010-0217993 A1

RN301	API-ACCESSIBLE MEDIA DISTRIBUTION SYSTEM	US	11848844	8/31/2007	US 2008-0059483 A1

RN301ep		EP	7841746.6	8/31/2007

RN301jp		Japan	2009-526938

RN301kr		Korea	10-2009-7006670

RN302	API-ACCESSIBLE MEDIA DISTRIBUTION SYSTEM	US	11848811	8/31/2007	US 2008-0059434 A1

RN303jp		Japan	2009-527605

RN303kr		Korea	10-2009-7007036

RN306	SYSTEM AND METHOD FOR AUTOMATICALLY CREATING A MEDIA ARCHIVE FROM CONTENT ON A RECORDING MEDIUM	US	12332121	12/10/2008	US 2009-0148125 A1

RN307	SYSTEM AND METHOD FOR AUTOMATICALLY CREATING A MEDIA ARCHIVE FROM CONTENT ON A RECORDING MEDIUM	US	12332110	12/10/2008	US 2009-0150409 A1

RN310	SECURE MEDIA PATH SYSTEM AND METHOD	US	12560287	9/15/2009	US 2010-0071071 A1	8074286	12/6/2011

RN311	RE-HEADERER SYSTEM AND METHOD	US	12716202	3/2/2010	US 2010-0223327 A1

RN311pct		PCT	PCT/US10/25977	3/2/2010

RN312	MULTI-OUT MEDIA DISTRIBUTION SYSTEM AND METHOD	US	12838325	7/16/2010	US 2011-0276712 A1

RN323	MOBILE MEDIA PLAY SYSTEM AND METHOD	US	12560826	9/16/2009	US 2011-0066843 A1

RN326	METHOD AND SYSTEM FOR PROVIDING AN OPINION AND AGGREGATING OPINIONS WITH MOBILE TELECOMMUNICATION DEVICE	US	10477164	11/7/2003	US 2004-0235460 A1	7319863	1/15/2008

RN327	METHOD AND SYSTEM FOR COLLECTING AND DISPLAYING AGGREGATE PRESENCE INFORMATION FOR MOBILE MEDIA PLAYERS	US	10477049	11/7/2003	US 2004-0172481 A1	7433922	10/7/2008

RN328	DIGITAL MEDIA CONTENT DISTRIBUTION	US	11157481	6/21/2005	US 2007-0005503 A1

RN329	MEDIA PLAYING ON A PORTABLE MEDIA PLAYER INCLUDING SHOP AND PLAY REMOTE MEDIA	US	11971043	1/8/2008	US 2008-0189255 A1

RN330	METHOD AND SYSTEM FOR UPDATING MEDIA LISTS IN PORTABLE MEDIA DEVICES	US	12165277	6/30/2008	US 2009-0006542 A1

RN333	SYSTEM AND METHOD FOR SEAMLESSLY JOINING MULTICAST SESSION	US	9689428	10/12/2000		6973081	12/6/2005

RN337	METHOD FOR PROVIDING MULTIMEDIA DATA VIA COMMUNICATION NETWORK	US	11190800	7/27/2005		7480314	1/20/2009

RN337au		Australia	2005265464	1/16/2007		AU2005265464	12/18/2008

RN337cn		China	PCT/KR2005/002447	7/28/2005

7

RN	Title	jurisdiction	serial number	filing date	earliest US publication number	patent number	issue date
RN337ep		EP	5780753.9	1/17/2007

RN337id		Indonesia	W00200700241	1/24/2007		ID 0 020 942	4/17/2008

RN337in		India	74/MUMNP/2007	1/17/2007		236464	10/30/2009

RN337kr2		Korea	10-2005-0068201	7/27/2005		10-0606281-00-00	7/21/2006

RN339cn		China	2.0068E+11	7/12/2007		ZL200680002228.8	9/23/2009

RN339id		Indonesia	W00200702231	1/11/2006		P0027182	12/9/2010

RN339in		India	2617/KO LNP/2007	7/12/2007

RN340	METHOD AND SYSTEM FOR INTERWORKING PLURALITY OF APPLICATIONS	US	11813295	7/3/2007

RN340cn		China	200680001968.X	7/9/2007		ZL200680001968.X	7/29/2009

RN340id		Indonesia	W00200702094	6/27/2007		ID 0 022 272	11/6/2008

RN340jp		Japan	2007-550303	7/6/2007		4818278	9/9/2011

RN340kr		Korea	10-2005-0002696	1/11/2005		10-0616157-00-00	8/18/2006

RN341	METHOD AND SYSTEM FOR SERVICING BGM REQUEST AND FOR PROVIDING SOUND SOURCE INFORMATION	US	11831212	7/31/2007

RN341kr1		Korea	10-2006-0079150	8/22/2006		10-0811600-00-00	3/3/2008

RN341kr2		Korea	10-2006-0072162	7/31/2006		10-0850321-00-00	7/29/2008

RN342	METHOD FOR PROVIDING CALLER IDENTIFICATION SERVICE AND SYSTEM OF ENABLING THE METHOD	US	11913522	11/2/2007

RN342ep		EP	6757622.3	11/14/2007

RN342kr		Korea	10-2005-0044591	5/26/2005		10-0821689-00-00	4/4/2008

RN343	METHOD OF PROCESSING AUDIO SIGNALS FOR IMPROVING THE QUALITY OF OUTPUT AUDIO SIGNAL WHICH IS TRANSFERRED TO SUBSCRIBER’S TERMINAL OVER NETWORK AND AUDIO SIGNAL PRE-PROCESSING APPARATUS	US	12160090	7/3/2008

RN343id		Indonesia	W00200802255	7/7/2008

RN343in		India	2710/KOL NP/2008	7/7/2008

RN343jp		Japan	2008-549428	7/7/2008

RN343kr		Korea	10-2006-0001902	1/6/2006		10-0760905-00-00	9/17/2007

RN343kr2		Korea	10-2006-0001901	1/6/2006		10-0785471-00-00	12/6/2007

RN348cn		CN	200580010794.9			ZL200580010794.9

RN348id		ID	W00200602669			ID 0 021 257

RN348in		IN	1206/MUMNP/2006			220636

RN348kr		KR	10-2004-0021669			10-0584001-00-00

RN350cn		CN				200680035907.5

RN350in		IN	2573/DELNP/2008

RN350kr		KR	10-2005-0091846			10-0757858-00-00

RN365kr		KR	10-2001-0057006			10-0440673-00-00

RN374kr		KR	10-2004-0082259			10-0689669-00-00

RN380kr		KR	10-2006-0017579

RN401c1	METHOD FOR SELLING CONTENT OVER A NETWORK	US	11762361	6/13/2007	US 2007-0299738 A1	7734511	6/8/2010

RN401c2	METHOD FOR SELLING CONTENT OVER A NETWORK	US	12794624	6/4/2010	US 2010-0250401 A1

RN406	CONTENT RECOMMENDATION DEVICE WITH AN ARRANGEMENT ENGINE	US	10861133	6/4/2004	US 2005-0021420 A1	7716220	5/11/2010

RN406EP		EP	3012731	6/4/2003

RN406JP		Japan	JP2006-508269	6/3/2004		4723481	4/15/2011

RN407	CONTENT RECOMMENDATION DEVICE WITH USER FEEDBACK	US	10861154	6/4/2004	US 2005-0076093 A1	7337458	2/26/2008

RN407EP		EP	3012729.4	6/4/2003

RN407JP		Japan	JP2006-508270	6/3/2004

RN408	METHOD OF PROVIDING CONTENT ITEMS	US	11540578	10/2/2006	US 2007-0106672 A1	7756880	7/13/2010

RN408c1	METHOD OF PROVIDING CONTENT ITEMS	US	12829932	7/2/2010	US 2010-0274849 A1

RN408CN		China	CN200610148432.2	11/8/2006

RN408EP		EP	5024286.6	11/8/2005

RN408JP		Japan	JP2006302857	11/8/2006

RN409cn		China	CN200480027788.X	9/10/2004		200480027788	3/12/2010

RN409EP		EP	3021748.3	9/25/2003

RN409jp		Japan	2006-527304	9/10/2004		4503018	4/30/2010

RN410EP		EP	5003085.7	2/14/2005

RN411EP		EP	5003086.5	2/14/2005

RN414ep		EP	4701123.4	8/8/2005

RN414kr		Korea	2003-0001330	8/8/2005		754439

RN414us	PREPROCESSING OF DIGITAL AUDIO DATA FOR IMPROVING PERCEPTUAL SOUND QUALITY ON A MOBILE PHONE	US	10753713	1/8/2004		7430506	9/30/2008

RN415ep		EP	3751533.5	10/14/2003		1554717	8/24/2011

RN415kr		Korea	10-2002-0062507	10/14/2002		10-0841096-00-00	6/18/2008

RN416kr		Korea	10-2006-0073290	8/3/2006

RN417kr		Korea	10-2006-0091005	9/20/2006

8

Exhibit A

PART 2

RN	jurisdiction	serial number	filing date	publication number	patent number
RN010	US	9575403	5/22/2000

RN010pct	PCT	PCT/US01/16298	5/18/2001

RN011	US	9575405	5/22/2000

RN011PCT	PCT	PCT/US01/16299

RN014c1	US	11823097	6/25/2007	US 2008-0134051 A1

RN014PCT	PCT	PCT/US01/16230

RN015	US	9300139	12/22/2004

RN018c2	US	12786342	5/24/2010	US 2010-0277649 A1

RN018pct	PCT	PCT/US00/18182

RN019PCT	PCT	PCT/US00/18386

RN020pct	PCT	PCT/US00/18390

RN021pct	PCT	PCT/US00/18228

RN022PCT	PCT	PCT/US01/12222

RN023	US	9550545	4/14/2000

RN023d1	US	11159885	6/23/2005	US 2005-0240297 A1

RN023pct	PCT	PCT/US01/

RN024PCT	PCT	PCT/US00/42392

RN027c3	US	11105305	4/13/2005

RN029c1	US	8707773

RN029jp	Japan	216168/1994	9/9/1994

RN030c1c1	US	9653973

RN030pct	PCT	PCT/US95/14765

RN049PCT	PCT	PCT/US01/16297

RN051	US	9710062	11/8/2000

RN051c1	US	11115807	4/26/2005

RN054c1	US	11401516	4/11/2006	US 2006-0182356 A1

RN055c1	US	11540065	9/29/2006

RN057PR	US	60174518

RN062C1	US	11352944	2/13/2006

RN066	US	10056262	1/23/2002	US 2003-0139966 A1

RN067pr	US	60351161

RN069	US	60367032

9

RN	jurisdiction	serial number	filing date	publication number	patent number
RN069PCT	PCT	PCT/US03/07884

RN070PCT	PCT	PCT/US03/07472

RN070pr	US	60367075

RN071	US	10143695	5/9/2002	US 2003-0212804 A1

RN072	US	10185526	6/26/2002

RN073	US	10668824	9/22/2003	US 2004-0205811 A1

RN073pr	US	60413160

RN076PR	US	60408209

RN077c1	US	11846493	8/28/2007

RN079PCT	PCT	PCT/US03/12847	4/22/2003

RN079PR	US	60375289

RN081p1	US	60414120

RN081p2	US	60415447

RN082au	Australia	199894011	9/21/1998		750272

RN082bg	Bulgaria	104353	9/21/1998		65408

RN082hu		HU0101023

RN082pct	PCT	PCT/US98/19618

RN083c2	US	12555727	9/10/2009	US 2010-0225805 A1

RN084PCT	PCT	PCT/US04/00723

RN086	US	10355970	1/31/2003	US 2004-0153647 A1

RN088c1	US	11845732	8/27/2007

RN088PCT	PCT	PCT/US2004/005125

RN089PR	US	60451975

RN091	US	10508568	9/21/2004	US 2005-0105889 A1

RN092pct	PCT	PCT/US03/07882	3/12/2003

RN092pr	US	60366835	3/22/2002

RN093	US	10430583	5/6/2003	US 2004-0223054 A1

RN093EP	EP	4751321.3

RN093PCT	PCT	PCT/US04/13901	5/6/2004

RN095	US	10424490	4/24/2003

RN096C1	US	11823096	6/25/2007

RN097PCT	PCT	PCT/US05/24271	7/8/2005

RN097PR	US	60464068

RN099hk	Hong Kong	5111247.3	3/12/2003

RN099pct	PCT	PCT/US03/07884	3/12/2003

RN099pr	US	60367032

RN100	US	10836646	4/30/2004	US 2005-0108176 A1

10

RN	jurisdiction	serial number	filing date	publication number	patent number
RN100PR	US	60467249

RN101PR	US	60482424

RN102PR	US	60482390

RN103	US	10877828	6/24/2004	US 2005-0044223 A1

RN103PR	US	60482388

RN104EP	EP	EP20030762992 20030612	6/12/2003		EP01649697

RN104PCT	PCT	PCT/US03/18963

RN105	US	10449863	5/30/2003	US 2004-0243922 A1

RN106	US	10335551	12/31/2002	US 2004-0128531 A1

RN106EP	EP	3808619.5	12/31/2003

RN106PCT	PCT	PCT/US03/41669	12/31/2003

RN109PR	US	60484018

RN110de	Germany	911842.3	2/16/2000		1155402

RN110pct	PCT	PCT/US00/04012	2/16/2000

RN111C1	US	11040787

RN112	US	9777500	2/5/2001

RN112auD1	Australia	2007201307	3/27/2007

RN112PCT	PCT	PCT/US01/03675	2/5/2001

RN112pr	US	60180248	2/4/2000

RN113EP	EP	1988476.6	10/26/2001

RN113PCT	PCT	PCT/US01/51140

RN115JP	Japan	2001-544125	12/8/2000

RN115pr	US	60169587	12/8/1999

RN116PR	US	60244059

RN117PCT	PCT	PCT/US00/01701

RN120PCT	PCT	PCT/US04/05593	2/24/2004

RN120PR	US	60450119

RN128	US	10982704	11/5/2004

RN128PR	US	60518061

RN129PR	US	60529193

RN130	US	10783043	2/19/2004

RN132c1	US	12498994

RN132PCT	PCT	PCT/US04/041654	12/14/2003

RN134pr	US	60394524

RN139GBd 1	GB	710355.9	5/31/2007

RN139pct	PCT	PCT/US04/42607	12/14/2004

RN140PCT	PCT	PCT/US04/39371	11/11/2004

RN142PR	US	60511155

RN144PR	US	60562669

RN145PR	US	60520163

11

RN	jurisdiction	serial number	filing date	publication number	patent number
RN146PCT	PCT	PCT/US05/24271

RN146PR	US	60587731

RN147EP	EP	4795120.7	10/13/2004

RN147PCT	PCT	PCT/US04/33917

RN147PR	US	60511155

RN148	US	11073365	3/4/2005	US 2006-0200776 A1

RN150	US	11321748	12/29/2005	US 2007-0162876 A1

RN150PCT	PCT	PCT/US06/62768	12/29/2006

RN152pct	PCT	PCT/US06/62769	12/29/2006

RN152PR	US	60754840	12/29/2005

RN155pct	PCT	PCT/US06/38596

RN156pct	PCT	PCT/US06/38496

RN157PCT	PCT	PCT/US06/38705

RN158pct	PCT	PCT/US06/38708

RN159pct	PCT	PCT/US06/42144

RN160	US	11322716	12/30/2005	US 2007-0174147 A1

RN160pct	PCT	PCT/US06/42141

RN161pct	PCT	PCT/US06/42143	10/30/2006

RN162pct	PCT	PCT/US06/42142

RN163pct	PCT	PCT/US07/65470

RN164	US	11624899	1/19/2007	US 2007-0247755 A1

RN164pct	PCT	PCT/US07/60778	1/19/2007

RN164PR	US	60760531

RN167PR	US	60705764

RN168pr	US	60705969

RN169PR	US	60705747

RN171	US	11501165	8/7/2006	US 2007-0073726 A1

RN172	US	11501170	8/7/2006	US 2007-0061835 A1

RN172pct	PCT	PCT/US06/30795

RN177	US	11500585	8/7/2006	US 2007-0061364 A1

RN178	US	11501203	8/7/2006	US 2007-0061309 A1

RN179	US	11500586	8/7/2006	US 2007-0061759 A1

RN179pct	PCT	PCT/US06/30825	8/7/2006

RN182	US	11501202	8/7/2006	US 2007-0058832 A1

RN182pct	PCT	PCT/US06/30900	8/7/2006

RN194PCT	PCT	PCT/US05/12738	4/14/2005

RN195	US	11506449	8/18/2006	US 2008-0046537 A1

12

RN	jurisdiction	serial number	filing date	publication number	patent number
RN196	US	11506447	8/18/2006	US 2008-0046543 A1

RN203pr	US	60711039	8/18/2005

RN221	US	11456358	7/10/2006	US 2008-0010135 A1

RN227pr	US	60711039	8/18/2005

RN228	US	11045424	1/27/2005	US 2006-0167956 A1

RN229	US	11499996	8/7/2006	US 2007-0033402 A1

RN229pct	PCT	PCT/US06/30504	8/7/2006

RN233o1pct	PCT	PCT/US08/09888	8/18/2008

RN233o2pct	PCT	PCT/US08/09919	8/18/2008

RN233o3pct	PCT	PCT/US08/73532	8/18/2008

RN233PR	US	60956545	8/17/2007

RN233y	US	PCT/US08/09887	8/18/2008

RN233z	US	PCT/US08/09917	8/19/2008

RN234pct	PCT	PCT/US08/65337	5/30/2008

RN235br	Brazil	PI0814131-2	3/26/2010

RN235pct	PCT	PCT/US08/70861	7/23/2008

RN236br	Brazil	PI0814173-8	3/29/2010

RN236pct	PCT	PCT/US08/70859	7/23/2008

RN242pr	US	60986821	11/9/2007

RN244pct	PCT	PCT/US09/33539	2/9/2009

RN244pr	US	61065053	2/7/2008

RN247pr	US	60890708	2/20/2007

RN249pct	PCT	PCT/US09/32085	1/27/2009

RN250pr	US	60952031	7/26/2007

RN251pct	PCT	PCT/US08/65283	5/30/2008

RN260pr	US	60941526	6/1/2007

RN261pct	PCT	PCT/US09/47089	6/11/2009

RN261pr	US	61095249	9/8/2008

RN290pct	PCT	PCT/US08/10711	9/11/2008

RN290pr1	US	60993386	9/11/2007

RN290pr2	US	61002106	11/5/2007

RN301pct	PCT	PCT/US07/77420	8/31/2007

RN301pr	US	60842056	8/31/2006

RN302pr	US	60843212	9/8/2006

RN303	US	11852552	9/10/2007	US 2008-0077626 A1

RN303cn	China	2.0078E+11

RN303ep	EP	7842126

RN303pct	PCT	PCT/US07/77987	9/10/2007

RN303pr	US	60843166	9/8/2006

RN306pct	PCT	PCT/US09/45026	5/22/2009

13

RN	jurisdiction	serial number	filing date	publication number	patent number
RN306pr	US	61012500	12/10/2007

RN307pct	PCT	PCT/US09/45028	5/22/2009

RN307pr	US	61073794	6/19/2008

RN310pct	PCT	PCT/US09/57022	9/15/2009

RN310pr	US	61097201	9/15/2008

RN311pr	US	61156799	3/2/2009

RN312pr	US	61331639	5/5/2010

RN326pct	PCT	PCT/US02/14908	5/10/2002

RN326re	US	12687061	1/13/2010

RN327pct	PCT	PCTUS0214594	5/10/2002

RN329pr	US	60883987	1/8/2007

RN330pr	US	60947273	6/29/2007

RN337pct	PCT	PCT/KR2005/002447	7/28/2005

RN339	US	11813192	6/29/2007

RN339ep	EP	EP1839189

RN339jp	Japan	tbd

RN340ep	EP	6700114.9	8/6/2007

RN340pct	PCT	PCT/KR2006/000093	1/10/2006

RN342pct	PCT	PCT/KR2006/001662	5/3/2006

RN343ep	EP	7700892.8	8/4/2008

RN343pct	PCT	PCT/KR2007/000115	1/8/2007

RN346		10585455

RN346pct		PCT/KR2005/000014

RN348		11547065

RN348pct		PCT/KR2005/000907

RN350pct		PCT/KR2006/003903

RN401	US	10832186	4/26/2004	US 2005-0240487 A1

RN406c1	US	12777102	5/10/2010

RN406cn	China	200480015378.3	6/3/2004		200480015378.3

RN406PCT	PCT	PCT/EP2004/006017	6/3/2004

RN407PCT	PCT	PCT/EP2004/006018	6/3/2004

RN409	US	10572585	3/20/2006	US 2007-0124791 A1

RN409PCT	PCT	PCT/EP04/10165	9/10/2004

RN410pct	PCT	PCT/EP06/000769	1/30/2006

RN411PCT	PCT	PCT/EP06/000768	1/30/2006

RN414pct	PCT	PCT/KR04/00023	1/9/2004

RN415pct	PCT	PCT/KR2003/02117	10/14/2003

RN415us	US	10686389	10/14/2003

14

Exhibit B

License Agreement

[See Exhibit 10.1 attached to RealNetworks, Inc. Current Report on Form 8-K filed January 30, 2012]